                  DAVE & BUSTER'S, INC.


                  PRESENTATION TO THE SPECIAL COMMITTEE OF
                  THE BOARD OF DIRECTORS

                  May 30, 2002

                  HOULIHAN LOKEY HOWARD & ZUKIN
                  Financial Advisors
                  1930 Century Park West
                  Los Angeles, California  90067
                  (310) 553-8871    http://www.hlhz.com
[LOGO] Los Angeles o New York o Chicago o San Francisco o Washington, D.C. o Minneapolis o Dallas o Atlanta

                                                           DAVE & BUSTER'S, INC.

TABLE OF CONTENTS






                                                                                                                        SECTION
                                                                                                                        -------

Executive Summary.......................................................................................................   A
Situation Overview......................................................................................................   B
Summary Conclusions.....................................................................................................   C
Market Trading Analysis.................................................................................................   D
Market Multiple Analysis................................................................................................   E
Comparable Transaction Approach.........................................................................................   F
Discounted Cash Flow Approach...........................................................................................   G
Strategic Alternatives..................................................................................................   H
Supporting Material.....................................................................................................   I



                                                Houlihan Lokey Howard & Zukin  i

                                                           DAVE & BUSTER'S, INC.

TABLE OF CONTENTS



EXHIBITS                                                                                                                NUMBER
                                                                                                                        ------

Entertainment Tier
     Valuation Multiples................................................................................................   1
     Operating Income Statement.........................................................................................   2
     Balance Sheet Ratios...............................................................................................   3
     Public Company Statistics..........................................................................................   4
     Cash and Working Capital...........................................................................................   5
     Market Performance Parameters......................................................................................   6
     Comparable Volume and Trading Statistics...........................................................................   7
     Risk Analysis Rankings.............................................................................................   8

Restaurant Tier
     Valuation Multiples................................................................................................   1
     Operating Income Statement.........................................................................................   2
     Balance Sheet Ratios...............................................................................................   3
     Public Company Statistics..........................................................................................   4
     Cash and Working Capital...........................................................................................   5
     Market Performance Parameters......................................................................................   6
     Comparable Volume and Trading Statistics...........................................................................   7
     Risk Analysis Rankings.............................................................................................   8

                                                               EXECUTIVE SUMMARY

                                                           DAVE & BUSTER'S, INC.


EXECUTIVE SUMMARY




SCOPE OF ENGAGEMENT

o Dave & Buster's, Inc. (NYSE:DAB; "D&B," "Dave & Buster's" or the "Company") is considering entering into a purchase agreement pursuant to which Investcorp International Inc. ("Investcorp") would tender offer for all of the outstanding common stock of the Company at a purchase price of $12.00 per share (the "Tender"). In the event of the tendering of at least 80% of the Company's shares to Investcorp, Investcorp would effectuate a merger between Dave & Buster's and a newly created acquisition entity ("Newco"), with Newco being the surviving entity (the "Merger"), and Dave & Buster's current shareholders receiving $12.00 per share in exchange for their existing Dave & Buster's common stock. We further understand that certain management shareholders of Dave & Buster's, including the Company's founders, will reinvest approximately $12 million of their proceeds from the Tender into Newco. The Tender, the resulting Merger, and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

o The Special Committee of the Board of Directors has requested that Houlihan Lokey render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the public stockholders of the Company in connection with the possible Transaction. The Opinion does not address the Company's underlying business decision to effect the Transaction.


                                                Houlihan Lokey Howard & Zukin  1

                                                           DAVE & BUSTER'S, INC.

EXECUTIVE SUMMARY


SUMMARY OF ANALYSIS COMPLETED

Houlihan Lokey assessed the Transaction as proposed by completing the following steps:

o Performed due diligence with the Company to gain an understanding of Dave & Buster's operations and financial condition;

o Researched the restaurant, amusement, and gaming industries (with amusement and gaming industries collectively referred to herein as "entertainment");

o Analyzed the trading multiples of comparable, publicly-traded restaurant and entertainment companies;

o Researched selected recent acquisitions in the restaurant and entertainment industries;

o Studied stock price and volume of Dave & Buster's as well as other comparable public restaurant and entertainment companies;

o Utilized generally accepted valuation methodologies to derive valuation indications for Dave & Buster's;

o Analyzed the proposed Transaction and compared the consideration provided for in the proposed Transaction to the resulting indications of value and Dave & Buster's current market capitalization; and

o        Conducted other research and analysis we deemed appropriate.


                                                Houlihan Lokey Howard & Zukin  2

                                                           DAVE & BUSTER'S, INC.

EXECUTIVE SUMMARY


SUMMARY OF DUE DILIGENCE

In connection with the Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed the Company's annual reports to shareholders and on Form 10-K for the three fiscal years ended approximately January 31, 2002 and a draft of the quarterly report on Form 10-Q for the quarter ended May 5, 2002, and Company-prepared internal financial statements for the five fiscal years ended approximately January 31, 2002 and interim draft financial statements for the three month period ended May 5, 2002, which the Company's management has identified as being the most current financial statements available;

2. reviewed copies of the Agreement and Plan of Merger dated May 23, 2002 by and between [Investcorp] and [Dave & Busters];

3. met with and held discussions with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with and held discussions with representatives of the Company's Special Committee bankers and counsel to discuss certain matters;

4.       visited certain facilities and business offices of the Company;

5. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended January 31, 2003 through 2012;

6. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

7. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

8. reviewed various document relating to the Transaction including financing commitments and a form of Guarantee from Investcorp; and

9. conducted such other studies, analyses and inquiries as we have deemed appropriate.


                                                Houlihan Lokey Howard & Zukin  3

                                                           DAVE & BUSTER'S, INC.

EXECUTIVE SUMMARY


ASSUMPTIONS AND LIMITING CONDITIONS

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us, and our related discussions with management, have been reasonably prepared and reflect the best available estimates of the future financial condition of Dave & Buster's (as of the dates of such forecasts and projections), and that there has been no material change in the assets, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to Dave & Buster's and do not assume any responsibility with respect to it. Management has stated that they have supplied us with all relevant information related to the Transaction. We have not made any physical inspection or independent appraisal of any of the properties or assets of Dave & Buster's. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this presentation.

Houlihan Lokey's Opinion is directed to the Board of Directors of the Company, and does not constitute recommendations to any stockholder of the Company or any other person. Houlihan Lokey's Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter. The Opinion does not address the Company's underlying business decision to effect the Transaction. The Opinion does not address any individual shareholder's decision to participate in any tender offer.



                                                Houlihan Lokey Howard & Zukin  4

                                                              SITUATION OVERVIEW

SITUATION OVERVIEW                                         DAVE & BUSTER'S, INC.


SITUATION OVERVIEW

The Board of Directors of Dave & Buster's has been considering a variety of strategic alternatives for more than two years. A number of equity investors have approached the Company during that time. The Company is also exploring refinancing strategies to avoid the penalties associated with the November 2001 amendment to the current credit facility.

The Company has discussed several options over the last 2 1/2 years, a timeline of which follows:

o Initial early-stage discussions with one potential investor in a going-private transaction approximately 2 1/2 years ago instigated the formation of a Special Committee, but the discussions stopped due to constraints in the high-yield market.

o In December 2000, Wellspring Equity discussed an offering of $11/share, when the trading price was around $8. A Special Committee was reformed, and the deal got very close, but was abandoned when the stock price increased. It is believed by all involved that speculation around the transaction caused the increase.

o        Montgomery Securities was engaged to evaluate strategic alternatives;
         they made several informal management presentations, but none were deemed acceptable, and no further work was performed.

o Wellspring continued to try to put together an acceptable deal in 2001, but ceased their efforts after the September 11 attack.

o Dave and Buster have had informal discussions with management at Chuck-E-Cheese and Landry's, but there were a number of management issues as well as differences in corporate culture. Furthermore, Dave and Buster have no interest in being a subsidiary of another company, and state that they and half of the current management team would leave if the company were sold to another restaurant company; however, the company has historically had low turnover in GM's, and is at the high end of the pay scale, according to management, so the alternatives for the GM's may not be overly attractive.

                                                Houlihan Lokey Howard & Zukin  6

                                                           DAVE & BUSTER'S, INC.

SITUATION OVERVIEW


SITUATION OVERVIEW (CONTINUED)

o In late 2001, Chartwell Investments indicated an interest in potentially investing in the Company, when the stock price was trading in the range of $6-7/share. In late February, representatives of Chartwell made a presentation to the Independent Committee on a potential buyout of the Company, with an implied offer in the range of $9.50 to $10 per share; the stock was then trading in the range of $8 to $9 per share; however, it began rising rapidly. The price reached $10 per share shortly thereafter, and the Independent Committee rejected the offer. Again, suspicion of a transaction was credited for the increase in stock price. The price has primarily ranged between $10 and $11 per share since that time.

o Chartwell subsequently modified their offer to buy preferred stock in the Company, but the details of this offer were not finalized and the transaction was ultimately rejected by the Board of Directors.

o On May 1, 2002, the Special Committee received an initial indication of interest from Investcorp International ("Investcorp") to acquire the outstanding capital stock of the Company at a price in the range of $11 to $12 per share. On May 23, 2002, the Special Committee received a proposal to purchase the Company at a price of $11.50 per share.

o Representatives of the Special Committee continued negotiating with Investcorp resulting in an increased offer of $12.00 per share. These negotiations also led to lowering the proposed break-up fee (from 3.5% of the equity value to 3.0% of the equity value).

The current status of the proposal:

o Investcorp has proposed a public tender offer of $12.00 in cash per share conditioned on the approval and acceptance by D&B's board of directors.

o        Reinvestment by certain members of D&B's management is required.

o        The Company's Board of Directors has not yet responded to the offer.


                                                Houlihan Lokey Howard & Zukin  7

                                                           DAVE & BUSTER'S, INC.

SITUATION OVERVIEW


SITUATION OVERVIEW (CONTINUED)

Key factors that need to be considered as to the fairness of the Transaction:

o D&B is currently out of favor with its bank group, and will pay significant financial penalties beginning on May 31, 2002, on a semi-annual basis, until they can refinance the debt; it is our understanding that these penalties will reach $2 million per year. The initial indications on the cost of newly refinanced debt are significantly higher than their current cost of debt (not including the semiannual penalties).

o        The Company believes alternative financing will cost an additional 2% -
         3%.

o If the current bank group is refinanced out, $2 - 3 million of deferred financing costs will be expensed immediately.

         - The additional ongoing interest expense, paired with the unexpected write-off of deferred financing costs, would presumably greatly de-value the stock and inhibit further growth.

o Dave & Busters stock suffered a major devaluation in 1999 after missing the first quarter earnings release. Since that time DAB has not recovered in the eyes of the public markets. Other factors inhibiting a recovery are:

         - Unique and capital intensive nature of the business model make it difficult to embrace;

         - Negative same store sales are viewed negatively by the financial markets;

         -        Significant key employee risk exists; and

         -        The Company has no logical strategic suitor.

o The stock price has historically been erratic, with significant unexplained volatility. Insiders believe that the price swings have been tied to contemplated transactions, but the public views it only as unusual fluctuations.



                                                Houlihan Lokey Howard & Zukin  8

                                                             SUMMARY CONCLUSIONS

                                                           DAVE & BUSTER'S, INC.

SUMMARY CONCLUSIONS


SUMMARY OF METHODOLOGY

o Houlihan Lokey examined the historical price and trading volumes of D&B's stock to determine whether it could be considered an accurate indicator of value for the Company. Houlihan Lokey also reviewed relevant analyst data for both the restaurant and entertainment sectors.

o Houlihan Lokey examined the market evidence available for similar publicly traded companies.

         - Houlihan Lokey's analysis led to two distinct sectors of the public markets: Restaurants and Entertainment Companies.

         - D&B has operational similarity to both sectors, but no clear comparability to either group.

         - Ultimately Houlihan Lokey determined that D&B was similar to the Restaurants in terms of margin performance but similar to Entertainment Companies with respect to invested capital.

o        Houlihan Lokey examined precedent transactions in both sectors.

         - Houlihan Lokey's analysis yielded a reasonable sample of Restaurant transactions, but no meaningful transactions in the Entertainment area.

o        Houlihan Lokey prepared various discounted cash flow models.

         - A base case model utilized management's most recent forecasted plan (the "Base Case Model"). This forecast contemplates building four incremental stores per year, with assumptions of adequate capital to support this growth.

         - D&B is currently seeking financing to replace their existing credit facility and the Company is out of favor with its current lenders. Accordingly, Houlihan Lokey determined that the Base Case growth plan funded solely by senior debt may be unachievable. To further consider a more capital constrained scenario, Houlihan Lokey, in connection with due diligence with D&B management, prepared and evaluated a set of forecasts with one new location per year, funded through cash flow (the "One Store Growth Model").

         - Company management indicated that all growth capital expenditures are currently suspended until resolution of the current offer or refinancing of debt, further supporting the lower growth of the One Store Growth Model.


                                               Houlihan Lokey Howard & Zukin  10

                                                           DAVE & BUSTER'S, INC.

SUMMARY CONCLUSIONS



STRATEGIC ALTERNATIVES SUMMARY


STATUS QUO                          Risks of continued low stock price, high
                                    refinancing costs, and lack of credibility in the public market

LEVERAGE RECAPITALIZATION           Given the Company's financial performance
                                    and the capital markets overall, a leveraged recapitalization would not provide any additional capital to the Company (or its shareholders).

SECONDARY OFFERING                  Unlikely given poor financial performance
                                    and lack of institutional coverage and
                                    investors.

PIPE Poor results would likely result in dilution to existing shareholders.

STRATEGIC MERGER/SALE               Unique business model and negative financial
                                    characteristics combined with management's lack of interest in merging with another industry participant, make a strategic merger or sale unlikely.

GOING PRIVATE                       The only existing alternative that would
                                    remove the Company from the pressure of the public markets, meet the objectives of management (which are key to MAXIMIZING value, as there is "key man risk"), and fix the Company's overly levered capital structure and provide additional capital for growth.


                                               Houlihan Lokey Howard & Zukin  11

                                                           DAVE & BUSTER'S, INC.

SUMMARY CONCLUSIONS


SUMMARY OF VALUATION INDICATIONS AND FAIRNESS CONCLUSIONS



                           Current                   Market
                         Share Price      Multiple Approach           Base Case DCF    One Store Growth DCF  INVESTCORP
                           May 24           LOW        HIGH        LOW         HIGH        LOW         HIGH       OFFER
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Enterprise Value                         198.00      246.00      209.00      237.00      230.00      248.00      253.63
Debt(1)                                   88.17       88.17       88.17       88.17       88.17       88.17       88.17
Fees                                       2.50        2.50        2.50        2.50        2.50        2.50        2.50
Cash(1)                                    1.62        1.62        1.62        1.62        1.62        1.62        1.62
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------
Equity Value                             108.96      156.96      119.96      147.96      140.96      158.96      164.58
Shares(2)                                12.971      12.971      12.971      12.971      12.971      12.971      12.971
Options(3)                               0.9130      1.8697      1.7698      1.8223      1.8148      1.8697      1.8697
Cash In                                    5.78       13.51       12.44       12.98       12.90       13.51       13.51
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Implied Per Share Value  $   10.210  $    8.264  $   11.486  $    8.982  $   10.879  $   10.406  $   11.621  $   12.000
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

----------

(1) As of 5/5/02 financial statements per D&B Management

(2) Per D&B Management

(3) Per 1/31/02 schedule of outstanding options


o The indications of value resulting from Houlihan Lokey's valuation approaches and the public market for D&B's stock are below the consideration being offered by Investcorp in connection with the Transaction.

o The multiples and control premium implied by the Transaction are within the range of multiples exhibited by comparable transactions.

o Based upon the analyses set forth herein, it is Houlihan Lokey's opinion that the consideration to be provided to the public shareholders of the Company in connection with the Transaction is fair to them from a financial point of view.


                                               Houlihan Lokey Howard & Zukin  12

                                                         MARKET TRADING ANALYSIS

                                                           DAVE & BUSTER'S, INC.


MARKET TRADING ANALYSIS



HISTORICAL PRICE AND TRADING VOLUME

o The Company's stock volume and price has been historically volatile, but has become much more active over the last 180 days. The stock closed at $10.21 on Friday, May 24, 2002, and has ranged in price from a low of $5.19 per share on September 21, 2001 up to a high of $11.40 on March 21, 2002.

o The stock price dropped precipitously in 1999 when 1) Planet Hollywood announced bankruptcy, and 2) the Company missed earnings projections for the first time in 14 quarters.

o When D&B missed earnings the next quarter, the stock fell out of favor, lost investor credibility, and analyst coverage.

o        D&B currently has little (1 analyst) analyst coverage.


DAVE & BUSTER'S INC. (DAB)
May 23, 1997 - May 27, 2002                                          High: 28.13
U.S. Dollar                                                            Low: 5.45
                                                                     Last: 10.21

                                    [GRAPH]


                                               Houlihan Lokey Howard & Zukin  14

                                                           DAVE & BUSTER'S, INC.


MARKET TRADING ANALYSIS


HISTORICAL PRICE AND TRADING VOLUME - CONTINUED

o It is reasonable to presume that the value of the shares would be greatly and negatively impacted by the announcement of the Company's liquidity issues, refinancing at a 2% - 3% higher cost of capital and the related $2 -$3 million in deferred financing write-offs.

o Based on recent trading data in the graph below, D&B stock has enough sufficient trading activity to support the current valuation:

o The Historical Pricing and Volume Analysis indicates that current volume traded in D&B stock support D&B as an "efficiently traded" stock and thus the price may provide an accurate indication of value for the Company on a minority marketable basis.

o The public float is approximately 8.2 million shares, implying that the average basis in the stock over the last 90 to 180 days is less that $9.69 per share.

o The proposed purchase price of $12.00 per share represents a premium of 16.4% over the average price over the previous thirty days, and a premium of 23.8.7% over the average price over the previous ninety days.


                                  [BAR CHART]

(millions)             30 Day(1)    60 Day      90 Day      180 Day     360 Day     720 Day
                       --------    --------    --------    --------    --------    --------

Total Shares Traded        1.58        5.70        7.59       14.00       22.29       63.43
Average Price          $  10.31    $  10.28    $   9.69    $   8.11    $   8.45    $   9.05

(1) Trading Days


                                               Houlihan Lokey Howard & Zukin  15

                                                        MARKET MULTIPLE ANALYSIS

                                                           DAVE & BUSTER'S, INC.


MARKET TRADING ANALYSIS


MARKET APPROACH

The market approach is based upon the multiples exhibited by comparably public companies. However, Dave & Busters is not truly comparable to either publicly traded restaurants or entertainment companies. Therefore, the reliance on multiples from either sector is questionable. Nonetheless, Houlihan Lokey performed a market multiple valuation analysis of D&B based upon two peer groups. The comparative analysis and valuation indications are as follows:

COMPANY FINANCIAL PERFORMANCE


(figures in millions)

                                                                         FYE
                                              3-YEAR    -----------------------------------  LTM ENDED
                                              AVERAGE     01/2000      01/2001     01/2002     5/1/02       NFY       NFY + 1
                                            ----------  ----------   ----------  ----------  ----------  ----------  ----------
REPORTED REVENUE                            $  312.482  $  247.134   $  332.303  $  358.009  $  367.041  $  385.597  $  415.493
                                            ----------  ----------   ----------  ----------  ----------  ----------  ----------
   Less: Cost of Goods Sold                                207.138      278.987     313.081     322.781     340.732     359.336
                                                        ----------   ----------  ----------  ----------  ----------  ----------
Gross Profit                                            $   39.996   $   53.316  $   44.928  $   44.260  $   44.865  $   56.157
   Less: Selling, General & Administrative                  21.041       25.350      25.231      25.119      24.400      28.427
   Less: Other Operating Expenses                            0.000        0.000       0.000       0.000       0.000       0.000
   Add: Depreciation and Amortization                       19.884       25.716      28.693      29.497      32.851      32.437
                                            ----------  ----------   ----------  ----------  ----------  ----------  ----------
ADJUSTED EBITDA                             $   46.970  $   38.839   $   53.682  $   48.390  $   48.638  $   53.316  $   60.167
                                            ----------  ----------   ----------  ----------  ----------  ----------  ----------
   Less: Depreciation and Amortization                      19.884       25.716      28.693      29.497      32.851      32.437
                                            ----------  ----------   ----------  ----------  ----------  ----------  ----------
ADJUSTED EBIT                               $   22.206  $   18.955   $   27.966  $   19.697  $   19.141  $   20.465  $   27.730
                                            ----------  ----------   ----------  ----------  ----------  ----------  ----------
   Less: Interest Expense                                    3.339        8.712       7.820       7.506       7.410       7.387
                                                        ----------   ----------  ----------  ----------  ----------  ----------
   Adjusted Pre-tax Income                              $   15.616   $   19.254  $   11.877  $   11.635  $   13.055  $   20.343
   Less: Taxes @ 40.0%                                       5.724        7.009       4.299       4.225       4.726       7.364
                                            ----------  ----------   ----------  ----------  ----------  ----------  ----------
ADJUSTED NET INCOME                         $    9.905  $    9.892   $   12.245  $    7.578  $    7.410  $    8.329  $   12.979
                                            ----------  ----------   ----------  ----------  ----------  ----------  ----------
   Add: Depreciation and Amortization                       19.884       25.716      28.693      29.497      32.851      32.437
ADJUSTED CASH FLOW                          $   34.669  $   29.776   $   37.961  $   36.271  $   36.907  $   41.180  $   45.416
                                            ----------  ----------   ----------  ----------  ----------  ----------  ----------
CAPITAL EXPENDITURES                        $   57.191  $   73.798   $   53.574  $   44.201  $   40.693  $   29.047  $   28.992
EBITDA-CAPEX                                            $  (34.959)  $    0.108  $    4.189  $    7.945  $   24.269  $   31.175



                                               Houlihan Lokey Howard & Zukin  17

                                                           DAVE & BUSTER'S, INC.


MARKET TRADING ANALYSIS


MARKET APPROACH (CONTINUED)

COMPARATIVE PERFORMANCE STATISTICS

D&B's margin performance is lower than both sets of comparable companies, yet more comparable to restaurants:



                                                                LTM MARGINS
                            ----------------------------------------------------------------------------------
                                                                                   ADJUSTED          ADJUSTED
                               GROSS           ADJUSTED          ADJUSTED           CASH                NET
                              PROFIT            EBITDA             EBIT            FLOW (1)           INCOME
                            ----------        ----------        ----------        ----------        ----------

DAVE & BUSTERS INC               12.06%            13.25%             5.21%            10.06%             2.02%


ENTERTAINMENT       Median       34.40%            22.62%            16.56%            13.24%             6.94%

                    Mean         31.81%            23.88%            15.47%            13.47%             5.06%


RESTAURANT          Median       14.99%            13.00%             8.60%             9.73%             5.33%

                    Mean         17.85%            14.12%             9.45%            10.33%             5.66%

(1) Cash Flow = Net Income + Depreciation and Amortization




                                               Houlihan Lokey Howard & Zukin  18

                                                           DAVE & BUSTER'S, INC.


MARKET TRADING ANALYSIS



MARKET APPROACH (CONTINUED)

o D&B's earnings growth over the past several fiscal years has not been on par with either sector of comparable companies, and particularly lagged the restaurants:



                                        2-YEAR COMPOUND ANNUAL GROWTH RATES
                         ----------------------------------------------------------------
                                                                                ADJUSTED
                                            ADJUSTED          ADJUSTED            NET
                           REVENUE           EBITDA             EBIT             INCOME
                         ----------        ----------        ----------        ----------

DAVE & BUSTERS INC            20.36%            11.62%             1.94%           -12.47%


ENTERTAINMENT                  6.22%             3.02%             3.67%            31.52%

                              16.86%            12.94%            15.49%            25.65%


RESTAURANT                    15.00%            20.68%            22.40%            25.31%

                              18.97%            23.27%            22.56%            28.01%



                                               Houlihan Lokey Howard & Zukin  19

                                                            DAVE & BUSTER'S INC.

MARKET TRADING ANALYSIS

MARKET APPROACH (CONTINUED)

o D&B's return on equity and return on assets is significantly below both groups of peers. Despite these low returns, D&B trades in a comparable range to its peers when compared on a free cash flow multiple (EBITDA-Capex):

                                                EV / LTM         NET INCOME     NET INCOME
                                              (EBITDA-CAPEX)        ROA            ROE
                                              --------------     ----------     ----------

DAVE & BUSTERS INC                                27.69x            2.4%            4.5%


ENTERTAINMENT                      Median         16.21x            5.4%           19.1%

                                   Mean           19.20x            6.3%           20.7%


RESTAURANT                         Median         31.85x           10.0%           12.5%

                                   Mean           28.42x            9.1%           12.1%

o While D&B's leverage is very similar to the entertainment companies, it is considerably more leveraged than the restaurants:

                                                                LEVERAGE
                                            -----------------------------------------------------
                                            DEBT/           DEBT/       DEBT/         INTEREST
                                            EBITDA         MVE (1)       EV          COVERAGE (2)
                                            ------         -------      -----        ------------

DAVE & BUSTERS INC                           1.81x          0.66x        40.1%           6.5x

ENTERTAINMENT              Median            4.11x          0.93x       49.84%           2.5x

                           Mean              3.75x          0.91x       42.26%           3.2x

RESTAURANT                 Median            0.15x          0.02x        1.59%          27.0x

                           Mean              0.73x          0.07x        6.48%          37.8x

                                            Houlihan Lokey Howard & Zukin     20

                                                            DAVE & BUSTER'S INC.

MARKET TRADING ANALYSIS

MARKET APPROACH (CONTINUED)

o The poor performance of D&B relative to other public restaurant and gaming companies is reflected in the public markets by relatively low trading multiples.

                                         EV / EBITDA           EV / (EBITDA-CAPEX)
                                      -----------------        --------------------     EV / EBIT     EV / REVENUE   EV / ASSETS (1)
                                       LTM        NFY           LTM           NFY          LTM            LTM              LTM
                                      ------     ------        ------        ------     ---------     ------------   ---------------

DAVE & BUSTERS INC - ACTUAL             4.5x       4.1x         27.7x          9.1x        11.5x          0.60x           0.74x


ENTERTAINMENT                Low       6.32x      4.79x         9.43x         8.79x        9.98x          0.65x           0.82x

                             High     12.26x     10.27x        44.53x        32.37x       26.26x          4.35x           3.24x


                             Median    8.32x       8.0x        16.21x        13.80x       14.74x          0.72x           1.41x

                             Mean      9.09x      7.78x        19.20x        16.73x       15.61x          2.26x           1.58x


RESTAURANT                   Low       5.40x      4.58x         5.67x         4.78x        8.79x          0.72x           1.00x

                             High      22.7x      26.5x        44.29x        36.60x       31.15x          2.85x           3.23x


                             Median    10.7x      8.48x        31.85x         29.7x        16.8x          1.40x           2.49x

                             Mean      11.8x      10.7x        28.42x        25.71x        18.5x           1.6x           2.29x

(1)  Net of Cash

                                            Houlihan Lokey Howard & Zukin     21

                                                            DAVE & BUSTER'S INC.

MARKET TRADING ANALYSIS

MARKET APPROACH (CONTINUED)

SUMMARY

o Houlihan Lokey's analysis indicated that D&B was in fact a hybrid of the two groups. The Company has the profitability of a Restaurant, while having capital needs similar to a Gaming Company. Furthermore, the continued high maintenance capital expenditures of the Company to keep gaming equipment current further inhibits cash flow. High new store costs, combined with negative same store sales growth differentiates them from either peer group.

o An examination of the multiples for D&B, both as traded and with the implied purchase price, versus both industries shows that D&B trades at or below the companies in both sectors. The most meaningful multiple, due to the significant capital expenditure requirements of D&B, is the EV/EBITDA-CapEx multiple.

o The Company has exhibited significantly lower performance compared to both groups of comparable companies related to its growth, the return on assets and return on equity. Coupled with its significant leverage, the public markets have valued its shares below either group of peers.

o Houlihan Lokey's market multiple approach utilizes the low end of the range of multiples exhibited by the both sets of public peer groups. The conclusions are as follows:

                                            Houlihan Lokey Howard & Zukin     22

                                                            DAVE & BUSTER'S INC.

MARKET TRADING ANALYSIS

MARKET APPROACH (CONTINUED)

SUMMARY

                          REPRESENTATIVE                                SELECTED                 INDICATED
NFY                           LEVEL                                   MULTIPLE RANGE       ENTERPRISE VALUE RANGE
---                       --------------                              --------------       ----------------------

EBITDA                       $53.316                                   4.5x --  5.0x        $239.922 -- $266.580

EBITDA-Capex                 $24.269                                   7.0x --  9.0x        $169.883 -- $218.421

EBIT                         $20.465                                   8.0x -- 10.0x        $163.720 -- $204.650

Median                                                                                      $169.883 -- $218.421
Mean                                                                                        $191.175 -- $229.884
                                                                                            --------    --------

SELECTED ENTERPRISE VALUE RANGE, ON A MINORITY INTEREST BASIS                               $180.000 -- $220.000
  Less: Total Interest-Bearing Debt                                                           88.169 --   88.169
                                                                                            --------    --------
AGGREGATE VALUE OF MINORITY INTEREST, AS IF MARKETABLE                                      $ 91.831 -- $131.831
  Add: Control Premium @ 20.0%                                                                18.366 --   26.366
                                                                                            --------    --------
VALUE OF TOTAL EQUITY, ON A CONTROLLING INTEREST BASIS                                      $110.197 -- $158.197
  Add: Total Interest-Bearing Debt                                                            88.169 --   88.169
ENTERPRISE VALUE RANGE, ON A CONTROLLING INTEREST BASIS (ROUNDED)                           $198.000 -- $246.000

                                            Houlihan Lokey Howard & Zukin     23

                                                 COMPARABLE TRANSACTION APPROACH

                                                           DAVE & BUSTER'S, INC.

COMPARABLE TRANSACTION APPROACH


COMPARABLE TRANSACTION APPROACH

o The relevant M&A data included recent transactions in the restaurant industry. There were no relevant transactions in the entertainment industry.

                                              RELEVANT LTM TRANSACTION MULTIPLES
                                    --------------------------------------------------------
                                                             EBITDA-
                                    REVENUE      EBITDA      CAPEX        EBIT       ASSETS
                                    --------    --------    --------    --------    --------
Mean                                   0.64x       6.05x       9.27x      11.11x       0.93x
Median                                 0.66x       6.61x      11.79x      13.85x       0.95x
DAB (5/23/02)                          0.59x       4.50x      27.30x      11.30x       0.73x
Proposed Transaction                   0.69x       5.21x      31.92x      13.25x       0.85x
Premium to Current Price                 17%         16%         17%         17%         16%

o The implied multiples from the Proposed Transaction appear to be relatively in line with or slightly below other recent transactions in the restaurant industry. Transaction multiples for the Company would generally be expected to be lower than other comparable restaurant transactions because of:

     - the significant continuing capital expenditures required by the stores;

     -    the relatively poorer growth, ROE and ROA of the Company; and

     -    the significant leverage required to maintain growth.



                                         Houlihan Lokey Howard & Zukin        25

                                                           DAVE & BUSTER'S, INC.

COMPARABLE TRANSACTION APPROACH


COMPARABLE TRANSACTIONS APPROACH (CONTINUED)

o The control premiums analyzed from these transactions consist of a number of synergistic as well as distressed acquisitions. The appropriate control premium for D&B would be expected to be relatively low, due to the following factors:

     - more recent transactions in the restaurant industry appear to be occurring at lower multiples;

     - the relatively poor historical performance of the Company in terms of earnings, ROE and ROA;

     -    the significant CapEx required to continue to grow the business;

     -    the current financial pressures related to D&B's debt and cash needs;

     -    the lack of a logical strategic acquirer;

     -    significant key employee risk;

     -    unique business model; and

     - any premium paid would be paid in equity capital, as the company is fully leveraged.



                                         Houlihan Lokey Howard & Zukin        26

                                                           DAVE & BUSTER'S, INC.

COMPARABLE TRANSACTION APPROACH


COMPARABLE TRANSACTION CONTROL PREMIUMS:

                                                                                             OFFER PRICE/  PRICE 5-DAYS   PREMIUM OR
ANNOUNCED   TARGET                             TICKER    ACQUIROR                               SHARE         PRIOR        DISCOUNT
---------   ------                             ------    --------                            ------------  ------------   ----------
5/21/02     Morton's Restaurant Group          MRG       High River LP                          $13.50        $15.50        -12.90%*
4/2/02      Lone Star Steakhouse and           STAR      Bruckmann, Rosser,
            Saloon Inc.(2)                               Sherrill & Co.                         $20.50        $20.60         -0.49%*
3/27/02     Morton's Restaurant Group          MRG       Castle Harlan                          $12.60        $10.60         18.87%
2/24/02     Shoneys Inc.                       SHOY      Starwood Funds                         $ 0.36        $ 0.32         14.29%
11/19/01    Santa Barbara Restaurant Group     SBRG      CKE Restaurant Group Inc.              $ 7.85        $ 2.31        239.83%*
10/23/01    Interfoods of America Inc.         IFDA      Interfoods of America Inc.             $ 1.45        $ 0.66        120.53%*
7/31/01     Mexican Restaurants Inc.           CASA      Wyndcrest Holdings Inc.                $ 5.00        $ 2.91         71.82%
4/2/01      Panchos Mexican Buffet Inc.        PAMX      Private Investor Group                 $ 4.60        $ 3.00         53.33%
2/15/01     VICORP Restaurants Inc.            VRES      Goldner Hawn Johnson & Morrison        $25.65        $19.06         34.56%
11/16/00    Il Fornaio America Corp            ILFO      Vruckmann Rosser Sherrill & Co.        $14.00        $ 9.69         44.52%
10/6/00     Taco Cabana Inc.                   TACO      Carrols Corp.                          $ 9.04        $ 4.31        109.62%*
8/11/00     BFX Hospitality Group Inc.         BFX       Hospitality Concepts LLC               $ 2.25        $ 1.75         28.57%
6/5/00      Buffets Inc.                       BOCB      Caxton-Iseman Capital Inc.             $13.85        $10.88         27.36%
3/19/99     Rock Bottom Restaurants Inc.       BREW      Private Group                          $10.00        $ 8.50         17.65%

Low                                                                                                                          14.29%
High                                                                                                                         71.82%
Median                                                                                                                       28.57%
Mean                                                                                                                         34.55%

Footnotes:

(1) Transaction study based on announced transactions with announcement dates between 2/27/99 and 5/23/02 for which purchase price Target companies multiples were available were considered. were required to have SIC codes of 5800, 5810, or 5812. Sources

(2) Negotiations terminated on 5/7/02

* Excluded from the range

o The control premiums indicated in the Transaction are within the range exhibited by the comparable transactions set forth above.



                                         Houlihan Lokey Howard & Zukin        27

                                                   DISCOUNTED CASH FLOW APPROACH

                                                           DAVE & BUSTER'S, INC.
DISCOUNTED CASH FLOW APPROACH


DISCOUNTED CASH FLOW APPROACH

o Houlihan Lokey performed various Discounted Cash Flow analyses: A "Base Case Management Analysis" utilized the Company's forecasts that reflect opening four stores per year. This Base Case analysis requires additional capital. A second, less capital intensive projection, the "One New Store Model" reflects only one new store per year, and relies on internal cash flow for such expansion.

o A blended discount rate was derived using the WACC of the restaurant and gaming industries. A company risk premium of 2% and projection risk premium of 2% was assigned to the discount rate used for the Base Case Management Analysis. In contrast, the One New Store Model has a 1% projection risk premium and a 3% overall risk premium.

o As much of the costs in expansion and maintenance of the stores is fixed, both analyses are considered to be valuations on a control basis.



                                         Houlihan Lokey Howard & Zukin        29

                                                           DAVE & BUSTER'S, INC.
DISCOUNTED CASH FLOW APPROACH


DISCOUNTED CASH FLOW METHODOLOGY - BASE CASE MODEL

($ in millions)                               9 months
For the Year Ending January 31,               1/31/03     2003      2004      2005     2006     2007     2008     2009     2010
-------------------------------               --------  --------   -------   -------  -------  -------  -------  -------  -------
   Net Sales                                   288.355   415.493   463.401   518.615  551.620  598.052  643.052  688.052  747.077

   Operating Income (EBIT)                      13.865    27.730    33.663    43.730   41.439   45.804   49.922   55.752   68.516
   (-) Taxes@                           40.0%    5.546    11.092    13.465    17.492   16.576   18.322   19.969   22.301   27.406
                                              --------  --------   -------   -------  -------  -------  -------  -------  -------
   Debt Free Net Income                          8.319    16.638    20.198    26.238   24.863   27.482   29.953   33.451   41.110

   (+) Depreciation/Amortization                25.296    32.437    36.154    39.128   42.930   47.209   50.920   52.885   55.144
   (-) Capital Expenditures(a)                  32.670    57.100    57.934    60.198   62.476   64.768   67.074   69.396   71.733
   (-) Inc. in Working Capital[b]               (4.343)   (0.145)    0.101     0.101    0.102    0.102    0.101    0.102    0.101
                                              --------  --------   -------   -------  -------  -------  -------  -------  -------
   Debt Free Cash Flow (DFCF)                    5.288    (7.881)   (1.683)    5.067    5.215    9.822   13.698   16.838   24.419

   Periods(c)                                    0.375     1.250     2.250     3.250    4.250    5.250    6.250    7.250    8.250
   Discount Factor                     13.00%

($ in millions)
For the Year Ending January 31,         2011     2012    Terminal
-------------------------------        -------  -------  --------
   Net Sales                           775.770  822.203   822.203

   Operating Income (EBIT)              64.677   69.333    69.333
   (-) Taxes@                           25.871   27.733    27.733
                                       -------  -------  --------
   Debt Free Net Income                 38.806   41.600    41.600

   (+) Depreciation/Amortization        58.222   62.034    62.034
   (-) Capital Expenditures(a)          74.088   76.460    76.460
   (-) Inc. in Working Capital[b]        0.102    0.102     0.102
                                       -------  -------  --------
   Debt Free Cash Flow (DFCF)           22.838   27.071    27.071

   Periods(c)                            9.250   10.250    10.750
   Discount Factor

                                    PRESENT VALUE OF DEBT FREE CASH FLOWS                           Total
          ---------------------------------------------------------------------------------------  -------
 12.50%   5.060  (6.802)  (1.291)   3.455   3.161   5.292   6.561   7.169   9.241   7.682   8.095  47.624
 12.75%   5.056  (6.783)  (1.285)   3.430   3.132   5.231   6.470   7.054   9.073   7.526   7.913  46.818
 13.00%   5.051  (6.764)  (1.278)   3.406   3.102   5.170   6.381   6.942   8.909   7.374   7.735  46.029
 13.25%   5.047  (6.745)  (1.272)   3.381   3.073   5.111   6.294   6.832   8.748   7.224   7.562  45.255
 13.50%   5.043  (6.727)  (1.266)   3.357   3.045   5.052   6.208   6.723   8.590   7.079   7.393  44.497

                      TERMINAL VALUE CALCULATION
           -----------------------------------------------
                     TERMINAL YEAR EBITDA MULTIPLE
           -----------------------------------------------
             4.50x     4.75x     5.00x     5.25x     5.50x
           -------   -------   -------   -------   -------
  12.50%   591.152   623.993   656.835   689.677   722.519
  12.75%   591.152   623.993   656.835   689.677   722.519
  13.00%   591.152   623.993   656.835   689.677   722.519
  13.25%   591.152   623.993   656.835   689.677   722.519
  13.50%   591.152   623.993   656.835   689.677   722.519

                   PRESENT VALUE OF TERMINAL VALUE
           -----------------------------------------------
                    TERMINAL YEAR EBITDA MULTIPLE
           -----------------------------------------------
             4.50x     4.75x     5.00x     5.25x     5.50x
           -------   -------   -------   -------   -------
  12.50%   166.651   175.910   185.168   194.427   203.685
  12.75%   162.722   171.762   180.802   189.842   198.882
  13.00%   158.893   167.721   176.548   185.375   194.203
  13.25%   155.163   163.783   172.403   181.023   189.644
  13.50%   151.528   159.946   168.365   176.783   185.201

                    INDICATED ENTERPRISE VALUE
           -----------------------------------------------
                   TERMINAL YEAR EBITDA MULTIPLE
           -----------------------------------------------
             4.50x     4.75x     5.00x     5.25x     5.50x
           -------   -------   -------   -------   -------
  12.50%   214.275   223.533   232.792   242.050   251.309
  12.75%   209.540   218.580   227.620   236.660   245.700
  13.00%   204.922   213.749   222.577   231.404   240.232
  13.25%   200.418   209.038   217.659   226.279   234.899
  13.50%   196.025   204.444   212.862   221.280   229.698

                        INDICATED EQUITY VALUE
           -----------------------------------------------
                     TERMINAL YEAR EBITDA MULTIPLE
           -----------------------------------------------
             4.50x     4.75x     5.00x     5.25x     5.50x
           -------   -------   -------   -------   -------
  12.50%   126.106   135.364   144.623   153.881   163.140
  12.75%   121.371   130.411   139.451   148.491   157.531
  13.00%   116.753   125.580   134.408   143.235   152.063
  13.25%   112.249   120.869   129.490   138.110   146.730
  13.50%   107.856   116.275   124.693   133.111   141.529


(a) Unusually high capital expenditures budgeted in 2002 due to higher cost of Islandia store (New York) plus CIP for store opening in 1Q 2003

(b) Assumes mid-year convention

(c) Allocated from working capital assumptions provided by the Company



                                         Houlihan Lokey Howard & Zukin        30

                                                           DAVE & BUSTER'S, INC.
DISCOUNTED CASH FLOW APPROACH


DISCOUNTED CASH FLOW METHODOLOGY - ONE STORE MODEL

($ in millions)                             9 months
For the Year Ending January 31,             1/31/03       2003        2004       2005       2006       2007       2008       2009
-------------------------------             --------    --------    --------   --------   --------   --------   --------   --------
   Net Sales                                 288.355     398.974     411.609    432.193    435.881    448.873    461.373    473.873

   Operating Income (EBIT)                    13.865      27.690      27.952     32.885     29.107     29.168     29.368     31.338
   (-) Taxes@                        40.0%     5.546      11.076      11.181     13.154     11.643     11.667     11.747     12.535
                                             -------      ------      ------     ------     ------     ------     ------     ------
   Debt Free Net Income                        8.319      16.614      16.771     19.731     17.464     17.501     17.621     18.803

   (+) Depreciation/Amortization              25.296      31.024      32.223     32.883     33.558     35.314     36.627     36.138
   (-) Capital Expenditures[a]                25.010      28.992      29.084     29.558     30.057     30.577     31.115     31.667
   (-) Inc. in Working Capital[b]             (4.343)     (0.145)      0.101      0.101      0.102      0.102      0.101      0.102
                                             -------      ------      ------     ------     ------     ------     ------     ------
   Debt Free Cash Flow (DFCF)                 12.948      18.791      19.809     22.955     20.863     22.136     23.033     23.172

   Periods[c]                                  0.375       1.250       2.250      3.250      4.250      5.250      6.250      7.250
   Discount Factor                  12.00%

($ in millions)
For the Year Ending January 31,       2010       2011       2012     Terminal
-------------------------------     --------   --------   --------   --------
   Net Sales                         495.654    498.145    511.138    511.138

   Operating Income (EBIT)            37.885     33.425     34.015     34.015
   (-) Taxes@                         15.154     13.370     13.606     13.606
                                      ------     ------     ------     ------
   Debt Free Net Income               22.731     20.055     20.409     20.409

   (+) Depreciation/Amortization      35.817     36.516     37.570     37.570
   (-) Capital Expenditures[a]        32.233     32.812     33.402     33.402
   (-) Inc. in Working Capital[b]      0.101      0.102      0.102      0.102
                                      ------     ------     ------     ------
   Debt Free Cash Flow (DFCF)         26.214     23.657     24.475     24.475

   Periods[c]                          8.250      9.250     10.250     10.750
   Discount Factor

                                                  PRESENT VALUE OF DEBT FREE CASH FLOWS                                   Total
            ----------------------------------------------------------------------------------------------------------   -------
  11.50%    12.430    16.401    15.506    16.115    13.136    12.500    11.665    10.525    10.679     8.643     8.020   135.619
  11.75%    12.419    16.355    15.428    15.998    13.012    12.354    11.503    10.355    10.483     8.466     7.838   134.211
  12.00%    12.409    16.309    15.351    15.883    12.889    12.209    11.343    10.189    10.292     8.293     7.660   132.826
  12.25%    12.399    16.264    15.274    15.768    12.767    12.067    11.186    10.026    10.104     8.123     7.487   131.465
  12.50%    12.388    16.219    15.198    15.654    12.647    11.927    11.032     9.865     9.920     7.958     7.318   130.127

                     TERMINAL VALUE CALCULATION
           -----------------------------------------------
                    TERMINAL YEAR EBITDA MULTIPLE
           -----------------------------------------------
             4.50x     4.75x     5.00x     5.25x     5.50x
           -------   -------   -------   -------   -------
  11.50%   322.131   340.027   357.923   375.819   393.716
  11.75%   322.131   340.027   357.923   375.819   393.716
  12.00%   322.131   340.027   357.923   375.819   393.716
  12.25%   322.131   340.027   357.923   375.819   393.716
  12.50%   322.131   340.027   357.923   375.819   393.716

                   PRESENT VALUE OF TERMINAL VALUE
            ----------------------------------------------
                    TERMINAL YEAR EBITDA MULTIPLE
            ----------------------------------------------
             4.50x     4.75x     5.00x     5.25x     5.50x
            ------   -------   -------   -------   -------
  11.50%    99.960   105.514   111.067   116.620   122.174
  11.75%    97.582   103.004   108.425   113.846   119.267
  12.00%    95.266   100.559   105.851   111.144   116.436
  12.25%    93.010    98.177   103.344   108.512   113.679
  12.50%    90.812    95.857   100.902   105.947   110.992

                     INDICATED ENTERPRISE VALUE
           -----------------------------------------------
                    TERMINAL YEAR EBITDA MULTIPLE
           -----------------------------------------------
             4.50x     4.75x     5.00x     5.25x     5.50x
           -------   -------   -------   -------   -------
  11.50%   235.579   241.132   246.686   252.239   257.792
  11.75%   231.793   237.214   242.636   248.057   253.478
  12.00%   228.093   233.385   238.678   243.970   249.263
  12.25%   224.475   229.642   234.810   239.977   245.144
  12.50%   220.939   225.984   231.029   236.074   241.119

                       INDICATED EQUITY VALUE
           -----------------------------------------------
                    TERMINAL YEAR EBITDA MULTIPLE
           -----------------------------------------------
             4.50x     4.75x     5.00x     5.25x     5.50x
           -------   -------   -------   -------   -------
  11.50%   147.410   152.963   158.517   164.070   169.623
  11.75%   143.624   149.045   154.467   159.888   165.309
  12.00%   139.924   145.216   150.509   155.801   161.094
  12.25%   136.306   141.473   146.641   151.808   156.975
  12.50%   132.770   137.815   142.860   147.905   152.950

[a] Maintenance Capex plus one new store opening per year

[b] Allocated from working capital assumptions provided by the Company

[c] Assumes mid-year convention

                                         Houlihan Lokey Howard & Zukin        31

                                                           DAVE & BUSTER'S, INC.
DISCOUNTED CASH FLOW APPROACH


DISCOUNTED CASH FLOW APPROACH (CONTINUED)

o The indicated values from both analyses reflect transaction multiples below the multiples of the proposed Transaction, and approximate the current public market price, indicating that the market has fully valued expectations going forward.

                         RELEVANT IMPLIED LTM TRANSACTION MULTIPLES
                       -----------------------------------------------
                                            EBITDA-
                       REVENUE   EBITDA     CAPEX     EBIT     ASSETS
                       -------   -------   -------   -------   -------
DCF-Four Stores          0.61x     4.60x    28.00x    11.60x     0.75x
DCF-One Store            0.65x     4.90x    30.00x    12.50x     0.80x

Public (5/23/02)         0.59x     4.50x    27.30x    11.30x     0.73x
Proposed Transaction     0.69x     5.21x    31.92x    13.25x     0.85x

o It is key to note that the internally funded growth variant of the One Store Model analysis actually yielded a greater present value than the variant proposed by management.



                                         Houlihan Lokey Howard & Zukin        32

                                                          STRATEGIC ALTERNATIVES

                                                           DAVE & BUSTER'S, INC.

STRATEGIC ALTERNATIVES


During the course of diligence and analysis Houlihan Lokey made the following observations regarding the available strategic alternatives:

STATUS QUO / DEBT REFINANCING

o D&B's poor financial performance has resulted in significant risk of default on its bank debt. Any status quo scenario must include refinancing D&B's debt in order to avoid significant fees. However, any refinancing would likely be at significantly higher rates and some cost to the Company.

o The Company's current capital constraints, even with a successful refinancing, would allow for at most one new store per year. This limited new store growth limits the Company's overall top line and EBITDA growth prospects.

o High capital requirements, a high cost structure, negative same store sales after new store openings, and inflationary growth (at best) for seasoned stores all further inhibit overall growth prospects. Accordingly, the business model has questionable appeal in a public market that demands consistent quarter over quarter growth and same store sales growth.

o The stock has been out of favor since the Company missed two quarters of earnings estimates in 1999. Analysts abandoned the stock leaving the Company with no coverage and a very low multiple of EBITDA. As such, the prospects for price recovery depend not only on strong financial results and consistency but also on regaining the confidence of the institutional analyst and investor community.

o In sum, there is no catalyst absent a transaction that will fuel price growth. Conversely, the Company faces limited capital for growth, default risk, cost pressure resulting from higher debt costs, and lack of confidence from the investment community.



                                                Houlihan Lokey Howard & Zukin 34

                                                           DAVE & BUSTER'S, INC.

STRATEGIC ALTERNATIVES


LEVERAGED RECAPITALIZATION

o Tight credit markets overall, and the recent failures of several high profile "themed restaurants" (Planet Hollywood, Rainforest Cafe) that have scarred the lending community, make a highly levered transaction unlikely.

o D&B's poor performance and already highly levered capital structure would prohibit any recapitalization (as a public company) that involves increased leverage.

SECONDARY OFFERING

o Secondary offerings are typically priced at a discount to market. The Company's poor financial results and current market price would result in very low pricing and therefore dilution to shareholders.

o (As in the case of the Status Quo) High capital requirements, negative same store sales after new store openings, and inflationary growth (at best) for seasoned stores all further inhibit overall growth prospects. Accordingly, the business model has questionable appeal in a public market that demands consistent quarter over quarter growth and same store sales growth.

o Further, the Company's lack of institutional coverage would limit interest from Wall Street with respect to underwriting a secondary offering.

o However, the Company could use the proceeds of a secondary offering to repay bank debt and invest in new stores, potentially providing a larger base for growth and more new stores to spur top line and EBITDA growth.


                                                Houlihan Lokey Howard & Zukin 35

                                                           DAVE & BUSTER'S, INC.

STRATEGIC ALTERNATIVES


PIPE (PRIVATE PLACEMENT OF PUBLIC EQUITY)

o PIPE's are frequently (though not always) priced at a discount to market. The Company's poor financial results and current market price may result in very low pricing and therefore dilution to shareholders.

o However, the Company could use the proceeds of a PIPE to repay bank debt and invest in new stores, potentially providing a larger base for growth and more new stores to spur top line and EBITDA growth.

STRATEGIC MERGER OR SALE (STOCK OR CASH FOR SHAREHOLDERS)

o The Company's unique business model is not familiar to other restaurant or entertainment companies, creating management expertise hurdles in attracting merger partners.

o The unique business model also prevents significant consolidation cost savings that would be typical of a strategic merger.

o The Company's high capital costs and negative same store sales for new stores in incompatible with many public merger partners, further limiting potential interest from strategic partners.

o Dave and Buster have expressed a strong lack of desire in becoming a "division of another company." Yet the management requirements of D&B's unique concept position Dave and Buster as "key men" who would need to actively participate in the Company after any merger or sale.

o However, D&B's relatively low trading multiple (measured by EBITDA) does present an opportunity for an accretive investment.



                                                Houlihan Lokey Howard & Zukin 36

                                                           DAVE & BUSTER'S, INC.

STRATEGIC ALTERNATIVES


GOING PRIVATE / SALE TO FINANCIAL BUYER

o A going private transaction would allow the Company to avoid the pressure of earnings growth and same store sales growth that are demanded by a public market.

o (As in the Leveraged Recapitalization) Tight credit markets will likely limit the ability of a potential buyer to use significant leverage to fund an acquisition. However, lenders may view the sponsorship of a credible financial buyer favorably.

o Though the uniqueness of the business model dictates that management participate after any going private transaction, management may have more interest in participating in a going private transaction sponsored by a financial buyer (relative to a merger with a strategic partner).

o Financial buyers may view the Company's relatively high cost structure as an opportunity to create EBITDA growth. Financial buyers may exert pressure on costs that public ownership does not provide.

o The Company's poor track record as a public company may cloud the possible exit strategies available to any financial buyers. However, going private provides an opportunity to distance the Company from the current market conditions and time an exit when the Company's performance and market conditions are more favorable.


                                                Houlihan Lokey Howard & Zukin 37

                                                             SUPPORTING MATERIAL

                                                           DAVE & BUSTER'S, INC.

SUPPORTING MATERIAL


DESCRIPTION OF COMPARABLE COMPANIES - RESTAURANTS

CEC ENTERTAINMENT INC. CEC Entertainment, Inc. is engaged in the family restaurant/entertainment center business. The Company owns and operates Chuck E. Cheese's restaurants in 39 states and Canada. As of February 11, 2002, CEC operated 353 Chuck E. Cheese's Pizza restaurants. In addition, as of February 11, 2002, franchisees of the Company operated 52 Chuck E. Cheese's restaurants. CEC and its franchisees operate in a total of 46 states. Chuck E. Cheese's restaurants offer a variety of pizza, a salad bar, sandwiches, appetizers, and desserts and feature musical and comic entertainment by life size, computer controlled robotic characters, family oriented games, rides and arcade-style activities.

TOTAL ENTERTAINMENT INC. Total Entertainment Restaurant Corp. owns and operates 47 entertainment restaurant locations under the Fox and Hound English Pub & Grille and Fox and Hound Smokehouse & Tavern (Fox and Hound) tradenames, as well as the Bailey's Sports Grille, Bailey's Pub & Grille and Bailey's Smokehouse & Tavern (Bailey's) tradenames. The Company's entertainment concepts combine a full menu, full-service bar, audio and video systems for sports entertainment, pocket billiards and other interactive games, which provide a late-night dining and entertainment alternative. Both the Fox and Hound and Bailey's locations encompass Total's multi-dimensional concept, and serve both larger urban and smaller regional markets.

CHAMPPS ENTERTAINMENT INC. Champps Entertainment, Inc. is engaged in owning and operating Champps Americana restaurants. The Company also franchises Champps Americana restaurants. The Champps Americana concept offers a wide selection of appetizers, soups, salads, entrees including chicken, beef, fish, pasta, as well as bi-weekly "specials," sandwiches, burgers and desserts in 41 restaurants. Selections reflect a variety of ethnic and regional cuisines and traditional favorites. An important part of the Champps dining experience is the entertainment. Patrons may watch one of several sporting events being broadcast, or listen to a variety of music played by the disc jockey.



                                                Houlihan Lokey Howard & Zukin 39

                                                           DAVE & BUSTER'S, INC.

SUPPORTING MATERIAL


DESCRIPTION OF COMPARABLE COMPANIES - RESTAURANTS (CONTINUED)

OUTBACK STEAKHOUSE INC. Outback Steakhouse, Inc., formerly Multi-Venture Partners Inc., operates full-service restaurants under the Outback Steakhouse, Carrabba's Italian Grill, Fleming's Prime Steakhouse & Wine Bar, Roy's and Bonefish Grill brand names. Outback Steakhouse's menu includes seared steaks, as well as prime rib, barbecued ribs, pork chops, chicken, seafood and pasta; Carrabba's Italian Grill's menu includes pasta, chicken, seafood and wood-fired pizza; Fleming's Prime Steakhouse and Wine Bar's menu features prime cuts of beef, fresh seafood, pork, veal and chicken entrees; Roy's menu offers Hawaiian-fusion cuisine, and Bonefish Grill menu offers fresh oak-grilled fish and other seafood. As of December 31, 2001, the Company operated 667 domestic and 72 international Outback Steakhouse, 103 Carraba's Italian Grill, 11 Flemings Prime Steakhouse, 12 Roy's and four Bonefish Grill restaurants. In addition, Outback owned one Lee Roy Selmon's and one Zazarac restaurant under development.

P. F. CHANG'S CHINA BISTRO INC. P.F. Chang's China Bistro owns and operates 65 full-service, or Bistro, restaurants as of December 30, 2001 that feature a blend of traditional Chinese cuisine and American hospitality in a sophisticated, contemporary bistro setting. The Company's restaurants offer intensely flavored, highly memorable culinary creations, prepared from fresh ingredients, including premium herbs and spices imported directly from China. The Company's menu is focused on select dishes created to capture the distinct flavors and styles of the five major culinary regions of China: Canton, Hunan, Mongolia, Shanghai and Szechwan. P.F. Chang's also owned and operated five limited-service, or Pei Wei, restaurants as of December 30, 2001. The Company has developed Pei Wei Asian Diner, a new concept that caters to a quicker, more casual dining experience as compared to P.F. Chang's China Bistro.

LONE STAR STEAKHOUSE & SALOON INC. Lone Star Steakhouse & Saloon, Inc. owned and operated 249 mid-priced, full service, casual dining restaurants located in the United States, which operate under the trade name Lone Star Steakhouse & Saloon or Lone Star Cafe (Lone Star or Lone Star Steakhouse & Saloon), and 20 upscale steakhouse restaurants, five operating as Del Frisco's Double Eagle Steak House (Del Frisco's) restaurants and 15 operating as Sullivan's Steakhouse (Sullivan's) restaurants. In addition, a licensee operates three Lone Star restaurants in California and a licensee operates a Del Frisco's restaurant in Orlando, Florida. Internationally, the Company operates 25 Lone Star Steakhouse & Saloon restaurants in Australia. In addition, a licensee operates a Lone Star Steakhouse & Saloon restaurant in Guam.


                                                Houlihan Lokey Howard & Zukin 40

                                                           DAVE & BUSTER'S, INC.

SUPPORTING MATERIAL


DESCRIPTION OF COMPARABLE COMPANIES - RESTAURANTS (CONTINUED)

LANDRY'S RESTAURANTS INC. Landry's Restaurants, Inc., formerly known as Landry's Seafood Restaurants Inc., is principally engaged in the ownership and operation of full-service, casual dining restaurants primarily under the names Joe's Crab Shack, Landry's Seafood House, The Crab House and Rainforest Cafe. The Company operates 188 full service restaurants including 105 Joe's Crab Shack restaurants, 41 Landry's Seafood House division restaurants, 27 Rainforest Cafe restaurants, 15 Crab House restaurants and three limited menu take-out service restaurants. The Company's seafood restaurants feature a wide variety of broiled, grilled and fried seafood items, including red snapper, shrimp, crawfish, crab and lump crabmeat, lobster, oysters, scallops, flounder and other traditional seafood items, many with a choice of seasonings, stuffings and toppings. Along with several inventive items, the Rainforest Cafe menu offers traditional American fare, including beef, chicken and seafood.

CALIFORNIA PIZZA KITCHEN INC. California Pizza Kitchen, Inc. is a casual dining restaurant chain with a particular focus on the premium pizza segment. As of March 11, 2002, California Pizza Kitchen owned, licensed or franchised 130 restaurants in 25 states, the District of Columbia and four foreign countries, of which 101 were Company-owned and 29 operated under franchise or license arrangements.

BRINKER INTERNATIONAL INC. Brinker International Inc. is principally engaged in the ownership, operation, development and franchising of the Chili's Grill & Bar, Romano's Macaroni Grill, On The Border Mexican Grill & Cantina, Cozymel's Coastal Mexican Grill, Maggiano's Little Italy, Corner Bakery Cafe, and Big Bowl restaurant concepts. In addition, Brinker International is involved in the ownership, and has been involved in the development, of the Eatzi's Market and Bakery concept.



                                                Houlihan Lokey Howard & Zukin 41

                                                           DAVE & BUSTER'S, INC.

SUPPORTING MATERIAL


DESCRIPTION OF COMPARABLE COMPANIES - ENTERTAINMENT

CEDAR FAIR, L.P. Cedar Fair, L.P. is a publicly traded limited partnership managed by Cedar Fair Management Company. The Company owns and operates six amusement parks that are family-oriented, with recreational facilities for people of all ages, and provides rides and entertainment. The Company also owns and operates separate-gated water parks near San Diego and in Palm Springs, California. All principal rides and attractions at the parks are owned and operated by the Company and its affiliated companies. The Company also operates a seven-acre indoor amusement park. These parks are Cedar Point, located on Lake Erie between Cleveland and Toledo in Sandusky, Ohio; Knott's Berry Farm, located near Los Angeles in Buena Park, California; Dorney Park & Wildwater Kingdom (Dorney Park), located near Allentown in South Whitehall Township, Pennsylvania; Valleyfair, located near Minneapolis/St. Paul in Shakopee, Minnesota; Worlds of Fun in Kansas City, Missouri; and Michigan's Adventure near Muskegon, Michigan.

SIX FLAGS INC. Six Flags, Inc. is a worldwide regional theme park operator. As of December 31, 2001, the Company operated 37 parks that had an attendance of approximately 46.6 million in that year. The parks are located in the United States, Canada, Europe and Mexico. Six Flags' theme parks serve each of the 10 largest metropolitan areas in the United States. The Company estimates that approximately two-thirds of the population of the continental United States live within a 150-mile radius of one of its parks. The Company is also managing the construction of a theme park in Spain, which it expects to open in April 2002.

ISLE OF CAPRIS CASINOS INC. Isle of Capri Casinos Inc. is a developer, owner and operator of branded gaming and related lodging and entertainment facilities. The Company owns and operates 12 gaming facilities located in Lake Charles and Bossier City, Louisiana; Biloxi, Vicksburg, Tunica, Natchez and Lula, Mississippi; Bettendorf, Marquette, and Davenport, Iowa; Kansas City, Missouri; and Las Vegas, Nevada. The Company also owns a 57% interest in and operates a casino and hotel facility in Black Hawk, Colorado. The gaming facilities in Lake Charles, Bossier City, Biloxi, Vicksburg, Tunica, Natchez, Lula, Kansas City, Marquette, Bettendorf and Black Hawk operate under the name "Isle of Capri" and feature the Company's tropical island theme. The gaming facility in Davenport, Iowa operates under the name "Rhythm City." The gaming facility in Las Vegas, Nevada operates under the "Lady Luck" name. In addition, the Company owns and operates a pari-mutuel harness racing facility in Pompano Beach, Florida.



                                                Houlihan Lokey Howard & Zukin 42

                                                           DAVE & BUSTER'S, INC.

SUPPORTING MATERIAL


DESCRIPTION OF COMPARABLE COMPANIES - ENTERTAINMENT (CONTINUED)

BOWL AMERICA INC. Bowl America Incorporated operates bowling centers. The Company commenced business with one bowling center in 1958, and, as of September 1, 2001, the Company and its wholly owned subsidiaries operated 21 bowling centers comprised of 12 in the greater metropolitan area of Washington, D.C., two in the greater metropolitan area of Baltimore, Maryland, one in Orlando, Florida, three in the greater metropolitan area of Jacksonville, Florida and three in the greater metropolitan area of Richmond, Virginia. These 21 bowling centers contain a total of 820 lanes.

STATION CASINOS INC. Station Casinos, Inc. is a gaming company that owns and operates eight distinctly themed hotel/casino properties and two smaller casino properties throughout the Las Vegas metropolitan area. The Company owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Texas Station Gambling Hall & Hotel, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Fiesta Rancho Casino Hotel, Fiesta Henderson Casino Hotel and Wild Wild West Gambling Hall & Hotel. The Company also owns a 50% interest in Green Valley Ranch Station Casino and Barley's Casino & Brewing Company.

AMERISTAR CASINOS INC. Ameristar Casinos, Inc. is a multi-jurisdictional developer, owner and operator of casinos and related hotel and entertainment facilities in local markets. The Company owns six properties in five markets located in Missouri, Iowa, Mississippi and Nevada, catering to customers primarily residing within a 100-mile radius of its properties. Ameristar's properties include Ameristar Kansas City, Ameristar St. Charles and Ameristar Vicksburg, as well as Cactus Petes Resort Casino and The Horseshu Hotel & Casino (the Jackpot properties). All of the Company's properties include table games, such as blackjack, craps and roulette. In addition, Ameristar Kansas City, Ameristar St. Charles, Ameristar Vicksburg and Cactus Petes offer poker, and the Jackpot properties offer keno and sports book wagering.


                                                Houlihan Lokey Howard & Zukin 43

                                                           DAVE & BUSTER'S, INC.

SUPPORTING MATERIAL


DESCRIPTION OF COMPARABLE COMPANIES - ENTERTAINMENT (CONTINUED)

MTR GAMING GROUP INC. MTR Gaming Group Inc. owns and operates the Mountaineer Racetrack & Gaming Resort (Mountaineer Park) in Chester, West Virginia, the Ramada Inn and Speedway Casino (the Speedway Property) in North Las Vegas, Nevada, and the Ramada Inn (the Reno Property) in Reno, Nevada, through wholly owned subsidiaries. Mountaineer Park operates approximately 2,500 gaming machines, of which 1,744 are coin drop machines; the Speedway Property operates approximately 400 slot machines, eight blackjack tables, a craps table and one roulette wheel, and the Reno Property has an 8,000-square-foot area that was used for gaming, as well as a 7,900-square-foot convention facility housed in a separate building.

AZTAR CORP. Aztar Corporation is an experienced developer and operator of casinos. Aztar operates riverboat casinos in Caruthersville, Missouri, and Evansville, Indiana. The Company also operates in major domestic gaming markets with casino hotel facilities in Atlantic City, New Jersey, and Las Vegas and Laughlin, Nevada. Each of the Company's casinos is designed and operated to serve the unique demographics of its particular market. The Company's properties include Casino Aztar Evansville (Indiana), Casino Aztar Caruthersville (Missouri), Tropicana Casino and Resort (New Jersey), Tropicana Resort and Casino (Nevada) and Ramada Express Hotel and Casino (Nevada).




                                                Houlihan Lokey Howard & Zukin 44

                                                                        EXHIBITS

                                                              Entertainment Tier

                                                           Dave & Buster's, Inc.


Exhibits - Entertainment Tier

VALUATION MULTIPLES

(figures in millions)




                                                              EV / EBITDA
                                               ----------------------------------------
                                     EV        3-YR AVG.     FYE        LTM        NFY
                                -----------    ---------    -----      -----      -----
Cedar Fair -Lp (1)              $ 1,644.732      10.8x      11.7x      11.5x       9.0x
Six Flags Inc (2)               $ 4,614.606      12.6x      12.1x      12.1x      10.3x
Isle Of Capris Casinos Inc (3)  $ 1,687.542      10.2x       7.4x       7.2x       6.8x
Bowl America Inc -Cl A (4)      $    49.131       6.9x       7.2x       7.3x       NA
Station Casinos Inc (5)         $ 2,177.683       8.9x       9.9x       9.6x       8.9x
Amc Entertainment Inc (6)       $   835.959       8.4x       8.1x       6.3x       4.8x
Ameristar Casinos Inc (7)       $ 1,405.339      15.3x       8.7x       8.3x       7.4x
Mtr Gaming Group Inc (8)        $   542.425      17.2x      12.8x      12.3x       8.6x
Aztar Corp (9)                  $ 1,312.933       8.1x       7.3x       7.1x       6.6x
                                -----------    ---------    -----      -----      -----
Low                                               6.9x       7.2x       6.3x       4.8x
High                                             17.2x      12.8x      12.3x      10.3x
Median                                           10.2x       8.7x       8.3x       8.0x
Mean                                             10.9x       9.5x       9.1x       7.8x
                                -----------    ---------    -----      -----      -----


                                                       EV / EBIT
                                               ----------------------------------------
                                     EV        3-YR AVG.     FYE        LTM         NFY
                                -----------    ---------    -----      -----      -----
Cedar Fair  -Lp (1)             $ 1,644.732      14.6x      16.7x      16.5x      11.7x
Six Flags Inc (2)               $ 4,614.606      25.7x      27.0x      25.0x      18.4x
Isle Of Capris Casinos Inc (3)  $ 1,687.542      15.0x      10.9x      10.8x       9.8x
Bowl America Inc -Cl A (4)      $    49.131       9.7x      10.0x      10.0x       NA
Station Casinos Inc (5)         $ 2,177.683      12.7x      15.2x      14.7x      13.1x
Amc Entertainment Inc (6)       $   835.959       NMF        NMF       26.3x      11.3x
Ameristar Casinos Inc (7)       $ 1,405.339      24.1x      12.2x      11.4x       9.7x
Mtr Gaming Group Inc (8)        $   542.425      22.0x      16.3x      15.9x      10.2x
Aztar Corp (9)                  $ 1,312.933      12.1x      10.3x      10.0x       8.9x
                                -----------    ---------    -----      -----      -----
Low                                               9.7x      10.0x      10.0x       8.9x
High                                             25.7x      27.0x      26.3x      18.4x
Median                                           14.8x      13.7x      14.7x      10.7x
Mean                                             17.0x      14.8x      15.6x      11.6x
                                -----------    ---------    -----      -----      -----


                                                             EV / REVENUE
                                               ----------------------------------------
                                    EV         3-YR AVG.     FYE        LTM        NFY
                                -----------    ---------    -----      -----      -----
Cedar Fair -Lp (1)              $ 1,644.732      3.55x      3.45x      3.42x       NA
Six Flags Inc (2)                 4,614.606      4.65x      4.41x      4.35x       NA
Isle Of Capris Casinos Inc        1,687.542      2.38x      1.72x      1.59x       NA
Bowl America Inc -Cl A (4)           49.131      1.72x      1.67x      1.66x       NA
Station Casinos Inc (5)           2,177.683      2.36x      2.59x      2.61x       NA
Amc Entertainment Inc (6)           835.959      0.74x      0.69x      0.65x       NA
Ameristar Casinos Inc (7)         1,405.339      3.36x      2.24x      2.18x       NA
Mtr Gaming Group Inc (8)            542.425      3.24x      2.48x      2.37x       NA
Aztar Corp (9)                    1,312.933      1.58x      1.55x      1.55x       NA
                                -----------    ---------    -----      -----      -----
Low                                              0.74x      0.69x      0.65x       NA
High                                             4.65x      4.41x      4.35x       NA
Median                                           2.38x      2.24x      2.18x       NA
Mean                                             2.62x      2.31x      2.26x       NA
                                -----------    ---------    -----      -----      -----


                                                    EV / TOTAL ASSETS (NET OF CASH)
                                               ----------------------------------------
                                   EV          3-YR AVG.     FYE        LTM        NFY
                                -----------    ---------    -----      -----      -----
Cedar Fair -Lp (1)              $ 1,644.732      2.17x      2.04x      1.99x        NA
Six Flags Inc (2)               $ 4,614.606      1.12x      1.10x      0.99x        NA
Isle Of Capris Casinos Inc (3)  $ 1,687.542      1.69x      1.29x      1.27x        NA
Bowl America Inc -Cl A (4)      $    49.131      1.59x      1.64x      1.75x        NA
Station Casinos Inc (5)         $ 2,177.683      1.64x      1.37x      1.41x        NA
Amc Entertainment Inc (6)       $   835.959      0.82x      0.83x      0.82x        NA
Ameristar Casinos Inc (7)       $ 1,405.339      2.04x      1.65x      1.54x        NA
Mtr Gaming Group Inc (8)        $   542.425      5.11x      3.56x      3.24x        NA
Aztar Corp (9)                  $ 1,312.933      1.35x      1.36x      1.17x        NA
                                -----------    ---------    -----      -----      -----
Low                                              0.82x      0.83x      0.82x        NA
High                                             5.11x      3.56x      3.24x        NA
Median                                           1.64x      1.37x      1.41x        NA
Mean                                             1.95x      1.65x      1.58x        NA
                                -----------    ---------    -----      -----      -----

Footnotes:

(1) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(2) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(3) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(4) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(5) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(6) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(7) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(8) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(9) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(10)Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(11)Based on the midpoint of the Selected Range of Minority Enterprise Values derived from the market multiple methodology.


                                                Houlihan Lokey Howard & Zukin 47

                                                           Dave & Buster's, Inc.

Exhibits - Entertainment Tier


VALUATION MULTIPLES (CONTINUED)

(figures in millions)


                                                              PRICE / EARNINGS
                                               ----------------------------------------
                                     MVE       3-YR AVG.     FYE        LTM        NFY
                                -----------    ---------    -----      -----      -----
Cedar Fair -Lp (1)              $ 1,194.568      15.8x      20.6x      20.7x      17.0x
Six Flags Inc (2)                 1,543.681       NMF        NMF        NMF        NMF
Isle Of Capris Casinos Inc (3)      720.471      29.5x      23.6x      20.5x      13.2x
Bowl America Inc -Cl A (4)           61.049      16.0x      15.8x      16.6x       NA
Station Casinos Inc (5)           1,049.135      21.6x      36.1x      33.4x      25.6x
Amc Entertainment Inc (6)           353.255       NMF        NMF        NMF        NMF
Ameristar Casinos Inc (7)           750.702       NMF       22.6x      16.8x      13.9x
Mtr Gaming Group Inc (8)            464.405      33.9x      24.4x      23.6x      15.7x
Aztar Corp (9)                      807.285      18.5x      14.1x      13.6x      12.7x
                                -----------    ---------    -----      -----      -----
Low                                              15.8x      14.1x      13.6x      12.7x
High                                             33.9x      36.1x      33.4x      25.6x
Median                                           20.0x      22.6x      20.5x      14.8x
Mean                                             22.6x      22.5x      20.7x      16.4x
                                -----------    ---------    -----      -----      -----



                                                        PRICE / CASH FLOW
                                               ----------------------------------------
                                    MVE        3-YR AVG.    FYE         LTM        NFY
                                -----------    ---------    -----      -----      -----
Cedar Fair -Lp (1)               $1,194.568      10.4x      11.9x      11.9x      10.6x
Six Flags Inc (2)                 1,543.681      10.8x      10.4x      11.0x       8.7x
Isle Of Capris Casinos Inc (3)      720.471       9.3x       6.9x       6.4x       5.5x
Bowl America Inc -Cl A (4)           61.049      10.3x      10.5x      11.2x        NA
Station Casinos Inc (5)           1,049.135       8.7x      10.0x       9.6x       8.8x
Amc Entertainment Inc (6)           353.255       5.4x       5.5x       5.8x       4.1x
Ameristar Casinos Inc (7)           750.702      16.3x       9.3x       8.3x       7.5x
Mtr Gaming Group Inc (8)            464.405      22.6x      16.5x      15.6x      11.7x
Aztar Corp (9)                      807.285       8.2x       7.3x       7.2x       6.9x
                                -----------    ---------    -----      -----      -----
Low                                               5.4x       5.5x       5.8x       4.1x
High                                             22.6x      16.5x      15.6x      11.7x
Median                                           10.3x      10.0x       9.6x       8.1x
Mean                                             11.4x       9.8x       9.7x       8.0x
                                -----------    ---------    -----      -----      -----



                                                        PRICE / NET BOOK VALUE
                                               ----------------------------------------
                                   MVE         3-YR AVG.     FYE       LTM         NFY
                                -----------    ---------   ------     ------      -----
Cedar Fair -Lp (1)              $ 1,194.568      3.74x      4.02x      4.88x       NA
Six Flags Inc (2)                 1,543.681      5.04x      6.88x      1.27x       NA
Isle Of Capris Casinos Inc (3)      720.471       NMF        NMF        NMF        NA
Bowl America Inc -Cl A (4)           61.049      1.78x      1.87x      1.83x       NA
Station Casinos Inc (5)           1,049.135      8.11x        NA      12.74x       NA
Amc Entertainment Inc (6)           353.255     14.43x       NMF       2.18x       NA
Ameristar Casinos Inc (7)           750.702       NMF      10.13x      8.09x       NA
Mtr Gaming Group Inc (8)            464.405     19.51x        NA       6.16x       NA
Aztar Corp (9)                      807.285      1.86x      1.78x      1.88x       NA
                                -----------    ---------   ------     ------      -----
Low                                              1.78x      1.78x      1.27x       NA
High                                            19.51x     10.13x     12.74x       NA
Median                                           5.04x      4.02x      3.53x       NA
Mean                                             7.78x      4.94x      4.88x       NA
                                -----------    ---------   ------     ------      -----


Footnotes:

(1) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.
(2) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.
(3) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.
(4) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.
(5) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.
(6) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.
(7) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.
(8) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.
(9) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.
(10)Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.
(11)Based on the midpoint of the Selected Range of Minority Enterprise Values derived from the market multiple methodology.


                                                Houlihan Lokey Howard & Zukin 48

                                                           Dave & Buster's, Inc.

Exhibits - Entertainment Tier


OPERATING INCOME STATEMENT

(figures in millions)

                                                     LTM OPERATING INDICATIONS
                              ---------------------------------------------------------------------
                                                                              ADJUSTED     ADJUSTED
                                           GROSS      ADJUSTED    ADJUSTED      CASH         NET
                              REVENUE      PROFIT      EBITDA       EBIT        FLOW        INCOME
                              --------    --------    --------    --------    --------    --------
Cedar Fair -Lp                $  481.3    $  160.6    $  142.5    $   99.8    $  100.4    $   57.7

Six Flags Inc                 $1,060.0    $  364.7    $  382.7    $  184.6    $  140.9    $  (57.2)

Isle Of Capris Casinos Inc    $1,061.4    $  429.3    $  233.7    $  156.5    $  112.3    $   35.1

Bowl America Inc -Cl A        $   29.6    $    6.3    $    6.7    $    4.9    $    5.5    $    3.7

Station Casinos Inc           $  834.6    $  346.1    $  226.2    $  147.7    $  109.8    $   31.4

Amc Entertainment Inc         $1,292.5    $   84.9    $  132.2    $   31.8    $   60.5    $  (39.9)

Ameristar Casinos Inc         $  644.8    $  266.2    $  168.9    $  123.5    $   90.1    $   44.7

Mtr Gaming Group Inc          $  229.2    $   73.1    $   44.2    $   34.1    $   29.8    $   19.7

Aztar Corp                    $  847.1    $  302.4    $  184.3    $  131.6    $  112.2    $   59.5
                              --------    --------    --------    --------    --------    --------
Low                           $   29.6    $    6.3    $    6.7    $    4.9    $    5.5    $  (57.2)
High                          $1,292.5    $  429.3    $  382.7    $  184.6    $  140.9    $   59.5
Median                        $  834.6    $  266.2    $  168.9    $  123.5    $  100.4    $   31.4
Mean                          $  720.1    $  225.9    $  169.1    $  101.6    $   84.6    $   17.2
                              --------    --------    --------    --------    --------    --------


                                                          LTM MARGINS
                                 -----------------------------------------------------------
                                                                       ADJUSTED     ADJUSTED
                                 GROSS       ADJUSTED     ADJUSTED       CASH          NET
                                 PROFIT       EBITDA        EBIT         FLOW        INCOME
                                 ------      --------     --------     --------     --------
Cedar Fair -Lp                    33.4%        29.6%        20.7%        20.9%        12.0%

Six Flags Inc                     34.4%        36.1%        17.4%        13.3%        -5.4%

Isle Of Capris Casinos Inc        40.5%        22.0%        14.7%        10.6%         3.3%

Bowl America Inc -Cl A            21.1%        22.6%        16.6%        18.5%        12.4%

Station Casinos Inc               41.5%        27.1%        17.7%        13.2%         3.8%

Amc Entertainment Inc              6.6%        10.2%         2.5%         4.7%        -3.1%

Ameristar Casinos Inc             41.3%        26.2%        19.2%        14.0%         6.9%

Mtr Gaming Group Inc              31.9%        19.3%        14.9%        13.0%         8.6%

Aztar Corp                        35.7%        21.8%        15.5%        13.2%         7.0%
                                 ------      --------     --------     --------     --------
Low                                6.6%        10.2%         2.5%         4.7%        -5.4%
High                              41.5%        36.1%        20.7%        20.9%        12.4%
Median                            34.4%        22.6%        16.6%        13.2%         6.9%
Mean                              31.8%        23.9%        15.5%        13.5%         5.1%
                                 ------      --------     --------     --------     --------


                                        2-YEAR COMPOUND ANNUAL GROWTH RATES
                                 ----------------------------------------------
                                                                       ADJUSTED
                                             ADJUSTED     ADJUSTED       NET
                                 REVENUE      EBITDA        EBIT        INCOME
                                 -------     --------     --------     --------
Cedar Fair -Lp                     4.4%        -3.6%        -8.1%       -17.9%

Six Flags Inc                      6.2%         5.9%        -2.0%         NMF

Isle Of Capris Casinos Inc        46.7%        46.4%        50.5%        55.3%

Bowl America Inc -Cl A             3.3%         0.1%         3.7%         7.7%

Station Casinos Inc               -5.6%        -4.4%        -7.2%       -19.3%

Amc Entertainment Inc              8.8%         0.1%         NMF          NMF

Ameristar Casinos Inc             46.2%        79.0%       112.0%      1174.3%

Mtr Gaming Group Inc              38.8%        45.9%        49.4%        64.9%

Aztar Corp                         3.0%        13.1%        22.1%        63.1%
                                 -------     --------     --------     --------
Low                               -5.6%        -4.4%        -8.1%       -19.3%
High                              46.7%        46.4%        50.5%        64.9%
Median                             6.2%         3.0%         3.7%        31.5%
Mean                              16.9%        12.9%        15.5%        25.6%
                                 -------     --------     --------     --------


Footnotes:
* Excluded from the Range
Source: Compustat
NA - Not Available
NMF - Not Meaningful Figure
LTM - Latest Twelve Months
EBIT - Earnings Before Interest and Taxes
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization

                                                Houlihan Lokey Howard & Zukin 49

                                                           DAVE & BUSTER'S, INC.
EXHIBITS - ENTERTAINMENT TIER

BALANCE SHEET RATIOS

(figures in millions)


                                                                                                Net
                               Total      Net Income   Net Income   Current   Quick   A/P     Working       Other
                               Assets        ROA          ROE        Ratio    Ratio   Days    Capital     LT Liab/EV
                             ----------   ----------   ----------   -------   -----   ----   ----------   ----------
Cedar Fair -Lp               $  829.107      7.2%         20.9%       0.4      0.1    32.6   $ (47.962)      2.4%

Six Flags Inc                $4,738.452     -1.3%*        -4.9%*      0.8      0.2    28.2   $ 409.730       1.5%

Isle Of Capris Casinos Inc   $1,405.291      2.5%         19.1%       0.6      0.4    12.6   $(122.331)      1.6%

Bowl America Inc -Cl A       $   39.936      9.1%         11.1%       3.0      2.6    12.6   $  (2.904)      4.2%

Station Casinos Inc          $1,607.369      2.0%         12.0%       1.0      0.8    11.3   $ (60.717)      2.7%

Amc Entertainment Inc        $1,065.708     -3.6%*       -91.3%*      0.5      0.3    29.1   $(169.497)     14.3%

Ameristar Casinos Inc        $  956.898      5.0%         43.0%       0.7      0.5     6.6   $ (35.118)      1.9%

Mtr Gaming Group Inc         $  178.213     13.1%         25.9%       1.1      0.9     6.2   $  (1.562)      0.7%

Aztar Corp                   $1,185.025      5.4%         13.2%       1.1      0.7    40.4   $ (50.683)      2.4%

                             ----------   ----------   ----------   -------   -----   ----   ----------   ----------
Low                          $   39.936      2.0%         11.1%       0.4      0.1     6.2   $(169.497)      0.7%
High                         $4,738.452     13.1%         43.0%       3.0      2.6    40.4   $ 409.730      14.3%

Median                       $1,065.708      5.4%         19.1%       0.8      0.5    12.6   $ (47.962)      2.4%
Mean                         $1,334.000      6.3%         20.7%       1.0      0.7    20.0   $  (9.005)      3.5%
                             ----------   ----------   ----------   -------   -----   ----   ----------   ----------


                                                  Leverage
                              ---------------------------------------------
                               Debt/       Debt/       Debt/      Interest
                              EBITDA      MVE (1)       EV      Coverage (2)
                              ------      -------      -----    ------------
Cedar Fair -Lp                 3.2 x        37.9%      0.3 x           5.9 x

Six Flags Inc                  7.5 x       185.6%      0.6 x           1.7 x

Isle Of Capris Casinos Inc     4.4 x       143.6%      0.6 x           2.5 x

Bowl America Inc -Cl A         0.0 x         0.0%      0.0 x           NMF

Station Casinos Inc            5.3 x       113.7%      0.5 x           2.3 x

Amc Entertainment Inc          4.1 x       154.0%      0.7 x           2.1 x

Ameristar Casinos Inc          4.1 x        93.3%      0.5 x           3.1 x

Mtr Gaming Group Inc           2.0 x        19.1%      0.2 x          12.3 x*

Aztar Corp                     3.1 x        70.4%      0.4 x           4.9 x

                              ------      -------      -----    ------------
Low                            0.0 x         0.0%      0.0 x           1.7 x
High                           7.5 x       185.6%      0.7 x           5.9 x

Median                         4.1 x        93.3%      0.5 x           2.5 x
Mean                           3.7 x        90.9%      0.4 x           3.2 x
                              ------      -------      -----    ------------

Footnotes:
* Excluded from the Range
Source: Compustat
NA - Not Available
NMF - Not Meaningful Figure
EV - Enterprise Value
MVE - Market Value of Equity
EBIT - Earnings Before Interest and Taxes
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization ROA - Return on Assets
ROE - Return on Equity
A/R - Accounts Receivable
A/P - Accounts Payable
(1) Represents Total Interest-Bearing Debt to Market Value of Equity.
(2) Represents EBITDA to Net Interest Expense.


                                                Houlihan Lokey Howard & Zukin 50

                                                           DAVE & BUSTER'S, INC.

EXHIBITS - ENTERTAINMENT TIER


COMPARABLE COMPANY MARKET ANALYSIS

(figures in millions, except per share values)

                                                                                          ISLE OF           BOWL          STATION
                                                          CEDAR FAIR-        SIX           CAPRIS         AMERICA         CASINOS
                                                              LP          FLAGS INC      CASINOS INC     INC -CL A          INC
                                                          ----------      ----------     -----------     ----------      ----------
GENERAL MARKET INFORMATION
Ticker Symbol                                                    FUN             PKS           ISLE           BWL.A             STN
Exchange                                                        NYSE            NYSE         NASDAQ            AMEX            NYSE
Fiscal Year End                                              12/2001         12/2001        04/2001         06/2001         12/2001
Latest Financial Information                                 03/2002        03/02/02        01/2002         03/2002         03/2002

Closing Price as of Valuation Date                        $    23.30      $    16.70     $    21.59      $    11.88      $    17.32
20-Day Average Stock Price                                $    23.47      $    17.60     $    21.75      $    12.08      $    17.93
52 Week Price Range
   High                                                   $    25.00      $    23.73     $    23.41      $    12.25      $    19.20
   Low                                                    $    17.80      $    10.34     $     6.40      $     9.52      $     7.50
52 Week Return                                                   2.2%          -27.2%         162.0%           24.3%            8.1%

MARKET VALUATION INFORMATION
Fully Diluted Shares                                          51.269          92.436         33.371           5.141          60.574
Closing Price as of Valuation Date                        $    23.30      $    16.70     $    21.59      $    11.88      $    17.32

Market Value of Equity (MVE)                              $1,194.568      $1,543.681     $  720.471      $   61.049      $1,049.135
   plus: Total Debt (book)                                   452.833       2,864.477      1,034.815           0.000       1,193.310
   less: Converted Debt                                        0.000           0.000          0.000           0.000           0.000
   plus: Preferred Stock Redemption/Market/Liq. Value          0.000         279.148          0.000           0.000           0.000
   less: Converted Preferred                                   0.000           0.000          0.000           0.000           0.000
   less: Cash & Cash Equivalents (book)                        2.669          72.700         76.836          11.918          64.762
   plus: Minority Interest in Subsidiaries                     0.000           0.000          9.092           0.000           0.000
                                                          ----------      ----------     ----------      ----------      ----------
Enterprise Value                                          $1,644.732      $4,614.606     $1,687.542      $   49.131      $2,177.683
                                                          ==========      ==========     ==========      ==========      ==========

                                                             AMC
                                                        ENTERTAINMENT     AMERISTAR       MTR GAMING
                                                             INC         CASINOS INC      GROUP INC       AZTAR CORP
                                                        -------------    -----------      ----------      ----------
GENERAL MARKET INFORMATION
Ticker Symbol                                                    AEN            ASCA            MNTG             AZR
Exchange                                                        AMEX          NASDAQ          NASDAQ            NYSE
Fiscal Year End                                              03/2001         12/2001         12/2001         12/2001
Latest Financial Information                                 12/2001        03/31/02        03/02/02         03/2002

Closing Price as of Valuation Date                        $    15.05      $    27.64      $    15.98      $    20.54
20-Day Average Stock Price                                $    14.70      $    29.20      $    16.61      $    21.82
52 Week Price Range
   High                                                   $    15.90      $    33.94      $    17.82      $    25.90
   Low                                                    $     8.05      $     8.88      $     7.19      $     9.75
52 Week Return                                                  81.5%          188.5%           55.1%           43.0%

MARKET VALUATION INFORMATION
Fully Diluted Shares                                          23.472          27.160          29.062          39.303
Closing Price as of Valuation Date                        $    15.05      $    27.64      $    15.98      $    20.54

Market Value of Equity (MVE)                              $  353.255      $  750.702      $  464.405      $  807.285
   plus: Total Debt (book)                                   543.925         700.489          88.802         568.409
   less: Converted Debt                                       12.965           0.000           0.000           0.000
   plus: Preferred Stock Redemption/Market/Liq. Value          0.172           0.000           0.000           0.000
   less: Converted Preferred                                   0.000           0.000           0.000           0.000
   less: Cash & Cash Equivalents (book)                       48.428          45.852          10.782          62.761
   plus: Minority Interest in Subsidiaries                     0.000           0.000           0.000           0.000
                                                          ----------      ----------      ----------      ----------
Enterprise Value                                          $  835.959      $1,405.339      $  542.425      $1,312.933
                                                          ==========      ==========      ==========      ==========

                                                Houlihan Lokey Howard & Zukin 51

                                                         DAVE AND BUSTER'S, INC.

EXHIBITS -- ENTERTAINMENT TIER

CASH AND WORKING CAPITAL

(figures in millions)

                                                                   LATEST TWELVE MONTHS
                             ---------------------------------------------------------------------------------------------------
                                                                                                          NET
                                                         NET                                            DEBT-FREE       CASH TO
                                                      DEBT-FREE                            WORKING      WORKING       ONE MONTH
                               CASH &      WORKING     WORKING                  CASH TO   CAPITAL TO   CAPITAL TO     OPERATING
                             EQUIVALENTS   CAPITAL    CAPITAL(a)   REVENUES    REVENUES    REVENUES    REVENUES(1)   EXPENSES(2)
                             -----------   -------    ----------   --------    --------   ----------   -----------   -----------
Cedar Fair -Lp                 $    2.7    $ (55.3)    $  (48.0)   $  481.3        0.6%       -11.5%       -10.0%          50.1%
Six Flags Inc                  $   72.7    $(126.0)    $  409.7    $1,060.0        6.9%       -11.9%        38.7%         434.4%
Isle Of Capris Casinos Inc     $   76.8    $ (81.5)    $ (122.3)   $1,061.4        7.2%        -7.7%       -11.5%         332.1%
Bowl America Inc -Cl A         $   11.9    $   9.0     $   (2.9)   $   29.6       40.2%        30.4%        -9.8%       10578.1%
Station Casinos Inc            $   64.8    $   3.9     $  (60.7)   $  834.6        7.8%         0.5%        -7.3%         387.2%
Amc Entertainment Inc          $   48.4    $(123.7)    $ (169.5)   $1,292.5        3.7%        -9.6%       -13.1%         495.4%
Ameristar Casinos Inc          $   45.9    $ (26.2)    $  (35.1)   $  644.8        7.1%        -4.1%        -5.4%         385.6%
Mtr Gaming Group Inc           $   10.8    $   2.3     $   (1.6)   $  229.2        4.7%         1.0%        -0.7%         291.0%
Aztar Corp                     $   62.8    $   6.5     $  (50.7)   $  847.1        7.4%         0.8%        -6.0%         449.3%

                               --------    -------     --------    --------    -------      -------      -------        -------
Median                                                                             7.1%        -4.1%        -7.3%         387.2%
Mean                                                                               9.5%        -1.3%        -2.8%        1489.3%
                               --------    -------     --------    --------    -------      -------      -------        -------

                                                                       FISCAL YEAR END
                             ---------------------------------------------------------------------------------------------------
                                                                                                           NET
                                                          NET                                           DEBT-FREE      CASH TO
                                                       DEBT-FREE                           WORKING       WORKING      ONE MONTH
                               CASH &      WORKING      WORKING                CASH TO    CAPITAL TO   CAPITAL TO     OPERATING
                             EQUIVALENTS   CAPITAL     CAPITAL(1)   REVENUES   REVENUES    REVENUES    REVENUES(1)   EXPENSES(2)
                             -----------   --------    ----------   --------   --------   ----------   -----------   -----------
Cedar Fair -Lp                $    2.3     $  (69.8)    $  (62.1)   $  477.3       0.5%      -14.6%       -13.0%         45.4%
Six Flags Inc                 $   53.5     $   27.2     $   (1.7)   $1,046.0       5.1%        2.6%        -0.2%        325.9%
Isle Of Capris Casinos Inc    $   76.7     $  (38.1)    $  (93.8)   $  982.8       7.8%       -3.9%        -9.5%        367.9%
Bowl America Inc -Cl A        $    7.6     $    7.2     $   (0.4)   $   29.4      25.8%       24.5%        -1.3%       5642.5%
Station Casinos Inc           $   66.1     $    4.2     $  (61.6)   $  839.4       7.9%        0.5%        -7.3%        400.0%
Amc Entertainment Inc         $   34.1     $ (148.5)    $ (144.7)   $1,214.8       2.8%      -12.2%       -11.9%        676.1%
Ameristar Casinos Inc         $   41.1     $  (27.2)    $  (43.5)   $  626.8       6.6%       -4.3%        -6.9%        350.5%
Mtr Gaming Group Inc          $   11.6     $    4.3     $   (1.9)   $  218.4       5.3%        2.0%        -0.9%        378.3%
Aztar Corp                    $   92.1     $   43.3     $  (47.4)   $  849.5      10.8%        5.1%        -5.6%        660.6%

                              --------     --------     --------    --------   --------    --------     --------      --------
Median                                                                             6.6%        0.5%        -6.9%        378.3%
Mean                                                                               8.1%        0.0%        -6.3%        983.0%
                              --------     --------     --------    --------   --------    --------     --------      --------

Footnotes:
* Excluded from the Range
(1) Net Debt-Free Working Capital equals current assets less cash less current liabilities less current debt.
(2) One Month Operating Expense equals LTM operating expenses divided by twelve.


                                                Houlihan Lokey Howard & Zukin 52

                                                            DAVE & BUSTER'S INC.

Exhibits - Entertainment Tier


MARKET PERFORMANCE PARAMETERS

(figures in millions)

                                   CURRENT

                                STOCK
                                PRICE
                                 PER       FULLY                                 PRICE/EARNINGS    PRICE/CASH FLOW     EV/EBITDA
                                SHARE      DILUTED       MARKET                  --------------    ---------------    -----------
                                AS OF      SHARES        VALUE     ENTERPRISE
                               5/23/02   OUTSTANDING   OF EQUITY     VALUE        LTM      NFY       LTM      NFY     LTM      NFY
                               -------   -----------   ---------     -----        ---      ---       ---      ---     ---      ---
Cedar Fair-Lp                   $23.30      51.269      $1,194.6    $1,644.7      20.7x    17.0x     11.9x   10.6x    11.5x    9.0x

Six Flags Inc                   $16.70      92.436      $1,543.7    $4,614.6     -27.0x   -78.4x     11.0x    8.7x    12.1x   10.3x

Isle Of Capris Casinos Inc      $21.59      33.371      $  720.5    $1,687.5      20.5x    13.2x      6.4x    5.5x     7.2x    6.8x

Bowl America Inc-Cl A           $11.88       5.141      $   61.0    $   49.1      16.6x       NA     11.2x      NA     7.3x      NA

Station Casinos Inc             $17.32      60.574      $1,049.1    $2,177.7      33.4x    25.6x      9.6x    8.8x     9.6x    8.9x

Amc Entertainment Inc           $15.05      23.472      $  353.3    $  836.0      -8.9x   -25.9x      5.8x    4.1x     6.3x    4.8x

Ameristar Casinos Inc           $27.64      27.160      $  750.7    $1,405.3      16.8x    13.9x      8.3x    7.5x     8.3x    7.4x

Mtr Gaming Group Inc            $15.98      29.062      $  464.4    $  542.4      23.6x    15.7x     15.6x   11.7x    12.3x    8.6x

Aztar Corp                      $20.54      39.303      $  807.3    $1,312.9      13.6x    12.7x      7.2x    6.9x     7.1x    6.6x

                                ======     =======      ========    ========      ====     ====       ===     ===      ===     ===
Low                                                                               13.6x    12.7x      5.8x    4.1x     6.3x    4.8x
High                                                                              33.4x    25.6x     15.6x   11.7x    12.3x   10.3x

Median                                                                            20.5x    14.8x      9.6x    8.1x     8.3x    8.0x
Mean                                                                              20.7x    16.4x      9.7x    8.0x     9.1x    7.8x
                                ======     =======      ========    ========      ====     ====       ===     ===      ===     ===

                                ======     =======      ========    ========      ====     ====       ===     ===      ===     ===
Dave & Busters Inc              $10.04     $ 13.29      $ 133.45    $ 220.00      18.0x    12.9x      3.6x    3.3x     4.5x    4.1x
                                ======     =======      ========    ========      ====     ====       ===     ===      ===     ===

                                        EV /
                                  (EBITDA - CAPEX)    EV/EBIT    EV/REVENUE
                                ------------------    -------    ----------

                                    LTM      NFY        LTM        LTM
                                    ---      ---        ---        ---
Cedar Fair-Lp                      19.0x    12.9x       16.5x      3.42x

Six Flags Inc                      18.7x    14.7x       25.0x      4.35x

Isle Of Capris Casinos Inc         13.8x    12.2x       10.8x      1.59x

Bowl America Inc-Cl A               9.4x       NA       10.0x      1.66x

Station Casinos Inc                44.5x    32.4x       14.7x      2.61x

Amc Entertainment Inc           1,122.2x    19.4x       26.3x      0.65x

Ameristar Casinos Inc          -2,745.3x    66.0x       11.4x      2.18x

Mtr Gaming Group Inc              -39.0x   106.5x       15.9x      2.37x

Aztar Corp                          9.8x     8.8x       10.0x      1.55x

                                   ====      ===        ====       ====
Low                                 9.4x     8.8x       10.0x      0.65x
High                               44.5x    32.4x       26.3x      4.35x

Median                             16.2x    13.8x       14.7x      2.18x
Mean                               19.2x    16.7x       15.6x      2.26x
                                   ====      ===        ====       ====

                                   ====      ===        ====       ====
Dave & Busters Inc                 27.7x     9.1x       11.5x      0.60x
                                   ====      ===        ====       ====

Footnotes:
* Excluded from the Range
Source: Compustat
NA - Not Available
NMF - Not Meaningful Figure
LTM - Latest Twelve Months
EV - Enterprise Value
EBIT - Earnings Before Interest and Taxes
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization P/E - Price to Earnings


                                                   Houlihan Lokey Howard & Zukin

                                                            DAVE & BUSTER'S INC.

Exhibits - Entertainment Tier


COMPARABLE VOLUME AND TRADING STATISTICS


                                                   Houlihan Lokey Howard & Zukin

                                                            DAVE & BUSTER'S INC.

Exhibits - Entertainment Tier

RISK ANALYSIS RANKINGS

                                      SIZE
                              (Revenue, millions)


Amc Entertainment Inc                                                   $1,292.5
Isle Of Capris Casinos Inc                                              $1,061.4
Six Flags Inc                                                           $1,060.0
Aztar Corp                                                              $  847.1
Station Casinos Inc                                                     $  834.6
Ameristar Casinos Inc                                                   $  644.8
Cedar Fair -Lp                                                          $  481.3
Mtr Gaming Group Inc                                                    $  229.2
Bowl America Inc -Cl A                                                  $   29.6

                                      SIZE
                          (Enterprise Value, millions)

Six Flags Inc                                                           $4,614.6
Station Casinos Inc                                                     $2,177.7
Isle Of Capris Casinos Inc                                              $1,687.5
Cedar Fair -Lp                                                          $1,644.7
Ameristar Casinos Inc                                                   $1,405.3
Aztar Corp                                                              $1,312.9
Amc Entertainment Inc                                                   $  836.0
Mtr Gaming Group Inc                                                    $  542.4
Bowl America Inc -Cl A                                                  $   49.1

                                HISTORICAL GROWTH
                                (2-Year Revenue)

Isle Of Capris Casinos Inc                                                 46.7%
Ameristar Casinos Inc                                                      46.2%
Mtr Gaming Group Inc                                                       38.8%
Amc Entertainment Inc                                                       8.8%
Six Flags Inc                                                               6.2%
Cedar Fair -Lp                                                              4.4%
Bowl America Inc -Cl A                                                      3.3%
Aztar Corp                                                                  3.0%
Station Casinos Inc                                                        -5.6%

                                HISTORICAL GROWTH
                                (1-Year Revenue)

Ameristar Casinos Inc                                                      87.6%
Isle Of Capris Casinos Inc                                                 43.5%
Mtr Gaming Group Inc                                                       28.4%
Amc Entertainment Inc                                                       4.1%
Six Flags Inc                                                               3.9%
Bowl America Inc -Cl A                                                      1.7%
Cedar Fair -Lp                                                              0.9%
Aztar Corp                                                                  0.2%
Station Casinos Inc                                                       -15.4%

                                PROJECTED GROWTH
                                (1-Year Revenue)

Cedar Fair -Lp                                                                NA
Six Flags Inc                                                                 NA
Isle Of Capris Casinos Inc                                                    NA
Bowl America Inc -Cl A                                                        NA
Station Casinos Inc                                                           NA
Amc Entertainment Inc                                                         NA
Ameristar Casinos Inc                                                         NA
Mtr Gaming Group Inc                                                          NA
Aztar Corp                                                                    NA

                               HISTORICAL GROWTH
                                (2-Year EBITDA)

Ameristar Casinos Inc                                                      79.0%
Isle Of Capris Casinos Inc                                                 46.4%
Mtr Gaming Group Inc                                                       45.9%
Aztar Corp                                                                 13.1%
Six Flags Inc                                                               5.9%
Amc Entertainment Inc                                                       0.1%
Bowl America Inc -Cl A                                                      0.1%
Cedar Fair -Lp                                                             -3.6%
Station Casinos Inc                                                        -4.4%

                               HISTORICAL GROWTH
                                (1-Year EBITDA)

Ameristar Casinos Inc                                                     157.5%
Isle Of Capris Casinos Inc                                                 44.1%
Mtr Gaming Group Inc                                                       32.0%
Amc Entertainment Inc                                                       9.2%
Aztar Corp                                                                  8.7%
Six Flags Inc                                                               0.9%
Bowl America Inc -Cl A                                                    -13.0%
Cedar Fair -Lp                                                            -13.4%
Station Casinos Inc                                                       -19.7%

                                PROJECTED GROWTH
                                (1-Year EBITDA)

Bowl America Inc -Cl A                                                        NA
Amc Entertainment Inc                                                      69.8%
Mtr Gaming Group Inc                                                       49.2%
Cedar Fair -Lp                                                             30.2%
Six Flags Inc                                                              18.1%
Ameristar Casinos Inc                                                      17.5%
Station Casinos Inc                                                        11.6%
Aztar Corp                                                                 10.5%
Isle Of Capris Casinos Inc                                                  8.7%

                                PROJECTED GROWTH
                                  (5-Year EPS)

Bowl America Inc -Cl A                                                        NA
Ameristar Casinos Inc                                                      16.5%
Isle Of Capris Casinos Inc                                                 16.0%
Station Casinos Inc                                                        15.0%
Mtr Gaming Group Inc                                                       15.0%
Aztar Corp                                                                 12.5%
Six Flags Inc                                                              12.0%
Amc Entertainment Inc                                                       9.5%
Cedar Fair -Lp                                                              8.0%

                                 PROFITABILITY
                               (EBIT to Revenue)

Cedar Fair -Lp                                                             20.7%
Ameristar Casinos Inc                                                      19.2%
Station Casinos Inc                                                        17.7%
Six Flags Inc                                                              17.4%
Bowl America Inc -Cl A                                                     16.6%
Aztar Corp                                                                 15.5%
Mtr Gaming Group Inc                                                       14.9%
Isle Of Capris Casinos Inc                                                 14.7%
Amc Entertainment Inc                                                       2.5%

                                 PROFITABILITY
                              (EBITDA to Revenue)

Six Flags Inc                                                              36.1%
Cedar Fair -Lp                                                             29.6%
Station Casinos Inc                                                        27.1%
Ameristar Casinos Inc                                                      26.2%
Bowl America Inc -Cl A                                                     22.6%
Isle Of Capris Casinos Inc                                                 22.0%
Aztar Corp                                                                 21.8%
Mtr Gaming Group Inc                                                       19.3%
Amc Entertainment Inc                                                      10.2%

                             RELATIVE DEPRECIATION
                            (Depreciation to EBITDA)

Amc Entertainment Inc                                                      75.9%
Six Flags Inc                                                              51.8%
Station Casinos Inc                                                        34.7%
Isle Of Capris Casinos Inc                                                 33.0%
Cedar Fair -Lp                                                             30.0%
Aztar Corp                                                                 28.6%
Ameristar Casinos Inc                                                      26.9%
Bowl America Inc -Cl A                                                     26.8%
Mtr Gaming Group Inc                                                       22.8%

                              INTERNAL INVESTMENT
                       (Capital Expenditures to Revenue)

Ameristar Casinos Inc                                                      26.3%
Mtr Gaming Group Inc                                                       25.4%
Station Casinos Inc                                                        21.2%
Six Flags Inc                                                              12.8%
Cedar Fair -Lp                                                             11.6%
Isle Of Capris Casinos Inc                                                 10.5%
Amc Entertainment Inc                                                      10.2%
Aztar Corp                                                                  5.9%
Bowl America Inc -Cl A                                                      5.0%

                                   LIQUIDITY
                                (Current Ratio)

Bowl America Inc -Cl A                                                       3.0
Mtr Gaming Group Inc                                                         1.1
Aztar Corp                                                                   1.1
Station Casinos Inc                                                          1.0
Six Flags Inc                                                                0.8
Ameristar Casinos Inc                                                        0.7
Isle Of Capris Casinos Inc                                                   0.6
Amc Entertainment Inc                                                        0.5
Cedar Fair -Lp                                                               0.4

                                    LEVERAGE
                                  (Debt to EV)

Amc Entertainment Inc                                                      65.1%
Six Flags Inc                                                              62.1%
Isle Of Capris Casinos Inc                                                 61.3%
Station Casinos Inc                                                        54.8%
Ameristar Casinos Inc                                                      49.8%
Aztar Corp                                                                 43.3%
Cedar Fair -Lp                                                             27.5%
Mtr Gaming Group Inc                                                       16.4%
Bowl America Inc -Cl A                                                      0.0%

                                                   Houlihan Lokey Howard & Zukin

                                                                 RESTAURANT TIER

                                                           DAVE & BUSTER'S, INC.


Exhibits - Restaurant Tier


VALUATION MULTIPLES

(figures in millions)

                                                                         EV / EBITDA
                                                                         -----------
                                          EV          3-YR AVG.         FYE           LTM           NFY
                                          --          ---------         ---           ---           ---
Dave & Busters Inc (1)                $  219.997          4.7x         4.55x         4.52x         4.13x
Cec Entertainment Inc (2)             $1,357.486         10.9x          9.6x          9.4x          8.5x
Total Entmt Restaurant Corp (3)       $  130.420         16.3x         12.0x         10.9x          8.4x
Champps Entmt Inc (4)                 $  185.065           NMF         13.7x         14.9x            NA
Outback Steakhouse Inc (5)            $2,997.170         10.0x          9.6x          9.6x         10.3x
P F Changs China Bistro Inc (6)       $  980.582           NMF         24.5x         22.7x         26.5x
Lone Star Steakhouse Saloon (7)       $  435.880          6.3x          6.1x          5.4x          4.6x
Landrys Restaurants Inc (8)           $  878.506         13.1x         10.3x          9.8x          7.6x
California Pizza Kitchen Inc (9)      $  420.049         15.7x         13.2x         12.6x         10.7x
Brinker Intl Inc (10)                 $3,931.841         13.8x         11.8x         10.7x          8.6x

Low                                                       6.3x          6.1x          5.4x          4.6x
High                                                     16.3x         24.5x         22.7x         26.5x
Median                                                   13.1x         11.8x         10.7x          8.5x
Mean                                                     12.3x         12.3x         11.8x         10.7x

                                                                          EV / REVENUE
                                                                          ------------
                                          EV            3-YR AVG.       FYE           LTM            NFY
                                          --            ---------       ---           ---            ---
Dave & Busters Inc (1)                $  219.997         0.70x         0.61x         0.60x            NA
Cec Entertainment Inc (2)              1,357.486         2.70x         2.42x         2.38x            NA
Total Entmt Restaurant Corp (3)          130.420         2.14x         1.84x         1.70x            NA
Champps Entmt Inc (4)                    185.065         1.68x         1.39x         1.24x            NA
Outback Steakhouse Inc (5)             2,997.170         1.58x         1.41x         1.41x            NA
P F Changs China Bistro Inc (6)          980.582         4.16x         3.08x         2.85x            NA
Lone Star Steakhouse Saloon (7)          435.880         0.74x         0.73x         0.72x            NA
Landrys Restaurants Inc (8)              878.506         1.54x         1.18x         1.15x            NA
California Pizza Kitchen Inc (9)         420.049         1.97x         1.69x         1.60x            NA
Brinker Intl Inc (10)                  3,931.841         1.81x         1.59x         1.39x            NA

Low                                                      0.74x         0.73x         0.72x            NA
High                                                     4.16x         3.08x         2.85x            NA
Median                                                   1.81x         1.59x         1.41x            NA
Mean                                                     2.04x         1.70x         1.60x            NA

                                                                         EV / EBIT
                                                                         ---------
                                          EV           3-YR AVG.       FYE           LTM           NFY
                                          --           ---------       ---           ---           ---
Dave & Busters Inc (1)                $  219.997         9.91x        11.17x        11.49x        10.75x
Cec Entertainment Inc (2)             $1,357.486         14.8x         12.7x         12.4x         10.9x
Total Entmt Restaurant Corp (3)       $  130.420         32.2x         19.1x         16.8x         11.4x
Champps Entmt Inc (4)                 $  185.065           NMF         24.2x         31.1x            NA
Outback Steakhouse Inc (5)            $2,997.170         12.5x         12.3x         12.3x         13.6x
P F Changs China Bistro Inc (6)       $  980.582           NMF         33.9x         31.4x         39.1x
Lone Star Steakhouse Saloon (7)       $  435.880         11.9x         11.0x          8.8x          6.8x
Landrys Restaurants Inc (8)           $  878.506         24.4x         18.2x         17.2x         11.5x
California Pizza Kitchen Inc (9)      $  420.049         24.9x         21.3x         20.5x         15.9x
Brinker Intl Inc (10)                 $3,931.841         20.3x         17.0x         16.1x         11.9x

Low                                                      11.9x         11.0x          8.8x          6.8x
High                                                     32.2x         33.9x         31.4x         39.1x
Median                                                   20.3x         18.2x         16.8x         11.7x
Mean                                                     20.1x         18.9x         18.5x         15.1x

                                                                EV / TOTAL ASSETS (NET OF CASH)
                                                                -------------------------------
                                          EV           3-YR AVG.        FYE           LTM            NFY
                                          --           ---------        ---           ---            ---
Dave & Busters Inc (1)                $  219.997         0.76x         0.72x         0.74x            NA
Cec Entertainment Inc (2)             $1,357.486         3.51x         2.98x         2.92x            NA
Total Entmt Restaurant Corp (3)       $  130.420         3.30x         3.12x         2.81x            NA
Champps Entmt Inc (4)                 $  185.065         2.93x         2.39x         2.16x            NA
Outback Steakhouse Inc (5)            $2,997.170         3.27x         2.72x         2.72x            NA
P F Changs China Bistro Inc (6)       $  980.582           NMF           NMF           NMF            NA
Lone Star Steakhouse Saloon (7)       $  435.880         0.95x         1.01x         1.00x            NA
Landrys Restaurants Inc (8)           $  878.506         1.49x         1.33x         1.25x            NA
California Pizza Kitchen Inc (9)      $  420.049         3.95x         3.35x         3.23x            NA
Brinker Intl Inc (10)                 $3,931.841         3.23x         2.75x         2.26x            NA

Low                                                      0.95x         1.01x         1.00x            NA
High                                                     3.95x         3.35x         3.23x            NA
Median                                                   3.25x         2.74x         2.49x            NA
Mean                                                     2.83x         2.46x         2.29x            NA

Footnotes:

(1) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(2) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(3) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(4) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(5) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(6) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(7) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(8) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(9) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(10) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(11) Based on the midpoint of the Selected Range of Minority Enterprise Values derived from the market multiple methodology.

* Excluded from range

                                                Houlihan Lokey Howard & Zukin 57

                                                           DAVE & BUSTER'S, INC.


Exhibits - Restaurant Tier

VALUATION MULTIPLES (CONTINUED)

(figures in millions)

                                                                      PRICE / EARNINGS
                                                                      ----------------
                                          MVE          3-YR AVG.        FYE          LTM            NFY
                                          ---          ---------        ---          ---            ---
Dave & Busters Inc (1)                $  133.452        13.47x        17.61x        18.01x        16.02x
Cec Entertainment Inc (2)              1,348.367         24.8x         21.1x         20.6x         18.3x
Total Entmt Restaurant Corp (3)          118.505         46.8x         31.6x         26.6x         18.4x
Champps Entmt Inc (4)                    171.014           NMF         12.3x         44.9x            NA
Outback Steakhouse Inc (5)             3,061.879         22.7x         22.3x         22.3x         18.8x
P F Changs China Bistro Inc (6)        1,010.094           NMF           NMF           NMF         49.2x
Lone Star Steakhouse Saloon (7)          537.926         21.3x         19.1x         16.7x         14.0x
Landrys Restaurants Inc (8)              712.333         35.7x         26.5x         24.2x         17.5x
California Pizza Kitchen Inc (9)         440.376           NMF         33.3x         32.3x         27.7x
Brinker Intl Inc (10)                  3,473.548         29.9x         23.9x         23.0x         18.2x

Low                                                      21.3x         12.3x         16.7x         14.0x
High                                                     46.8x         33.3x         44.9x         49.2x
Median                                                   27.4x         23.1x         23.6x         18.3x
Mean                                                     30.2x         23.8x         26.3x         22.8x

                                                                    PRICE / NET BOOK VALUE
                                                       --------------------------------------------------
                                          MVE          3-YR AVG.        FYE           LTM            NFY
                                          ---          ---------        ---           ---            ---
Dave & Busters Inc (1)                $  133.452         0.87x         0.82x         0.80x            NA
Cec Entertainment Inc (2)              1,348.367         4.81x         4.00x         3.64x            NA
Total Entmt Restaurant Corp (3)          118.505         6.39x         5.78x         5.29x            NA
Champps Entmt Inc (4)                    171.014         5.48x         4.32x         3.91x            NA
Outback Steakhouse Inc (5)             3,061.879         4.16x         3.61x         3.61x            NA
P F Changs China Bistro Inc (6)        1,010.094        11.86x         7.88x         7.54x            NA
Lone Star Steakhouse Saloon (7)          537.926         1.25x         1.25x         1.21x            NA
Landrys Restaurants Inc (8)              712.333         1.89x         1.82x         1.78x            NA
California Pizza Kitchen Inc (9)         440.376         6.70x         3.86x         3.70x            NA
Brinker Intl Inc (10)                  3,473.548         5.11x         4.56x         4.67x            NA

Low                                                      1.25x         1.25x         1.21x            NA
High                                                    11.86x         7.88x         7.54x            NA
Median                                                   5.11x         4.00x         3.70x            NA
Mean                                                     5.29x         4.12x         3.93x            NA

                                                                     PRICE / CASH FLOW
                                                       ------------------------------------------------
                                          MVE          3-YR AVG.        FYE           LTM           NFY
                                          ---          ---------        ---           ---           ---
Dave & Busters Inc (1)                   133.45x         3.85x         3.68x         3.62x          3.2x
Cec Entertainment Inc (2)              1,348.367         15.5x         13.7x         13.4x         12.4x
Total Entmt Restaurant Corp (3)          118.505         18.2x         15.3x         13.8x         11.2x
Champps Entmt Inc (4)                    171.014         22.1x          8.7x         16.6x            NA
Outback Steakhouse Inc (5)             3,061.879         15.8x         14.8x         14.8x         13.2x
P F Changs China Bistro Inc (6)        1,010.094           NMF         37.9x         35.2x         31.2x
Lone Star Steakhouse Saloon (7)          537.926          9.3x          9.0x          8.5x          7.7x
Landrys Restaurants Inc (8)              712.333         14.0x         11.1x         10.5x          9.0x
California Pizza Kitchen Inc (9)         440.376         25.9x         17.5x         16.7x         15.4x
Brinker Intl Inc (10)                  3,473.548         16.7x         14.1x         12.6x         11.0x

Low                                                       9.3x          8.7x          8.5x          7.7x
High                                                     25.9x         37.9x         35.2x         31.2x
Median                                                   16.2x         14.1x         13.8x         11.8x
Mean                                                     17.2x         15.8x         15.8x         13.9x

Footnotes:

(1) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(2) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(3) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(4) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(5) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(6) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(7) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(8) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(9) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(10) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(11) Based on the midpoint of the Selected Range of Minority Enterprise Values derived from the market multiple methodology.

* Excluded from range

                                                Houlihan Lokey Howard & Zukin 58

                                                           DAVE & BUSTER'S, INC.


Exhibits - Restaurant Tier


OPERATING INCOME STATEMENT

(figures in millions)

                                                      LTM OPERATING INDICATIONS
                                                      -------------------------
                                                                                ADJUSTED    ADJUSTED
                                              GROSS     ADJUSTED    ADJUSTED      CASH         NET
                                 REVENUE     PROFIT      EBITDA       EBIT        FLOW       INCOME
                                 -------     ------      ------       ----        ----       ------
Dave & Busters Inc              $  367.0    $   44.3    $   48.6    $   19.1    $   36.9    $    7.4

Cec Entertainment Inc           $  571.5    $  280.9    $  144.4    $  109.1    $  100.7    $   65.5

Total Entmt Restaurant Corp     $   76.6    $   11.5    $   11.9    $    7.8    $    8.6    $    4.5

Champps Entmt Inc               $  149.7    $   16.5    $   12.4    $    5.9    $   10.3    $    3.8

Outback Steakhouse Inc          $2,127.1    $  323.5    $  312.1    $  243.1    $  206.6    $  137.6

P F Changs China Bistro Inc     $  343.9    $   53.9    $   43.1    $   31.2    $   28.7    $   16.8

Lone Star Steakhouse Saloon     $  603.1    $   88.8    $   80.7    $   49.6    $   63.3    $   32.1

Landrys Restaurants Inc         $  762.9    $   92.4    $   89.5    $   51.1    $   67.8    $   29.4

California Pizza Kitchen Inc    $  262.5    $   39.7    $   33.2    $   20.5    $   26.4    $   13.6

Brinker Intl Inc                $2,837.8    $  359.0    $  369.0    $  244.1    $  276.2    $  151.3

Low                             $   76.6    $   11.5    $   11.9    $    5.9    $    8.6    $    3.8
High                            $2,837.8    $  359.0    $  369.0    $  244.1    $  276.2    $  151.3

Median                          $  571.5    $   88.8    $   80.7    $   49.6    $   63.3    $   29.4
Mean                            $  859.4    $  140.7    $  121.8    $   84.7    $   87.6    $   50.5

                                                   LTM MARGINS                             2-YEAR COMPOUND ANNUAL GROWTH RATES
                                                   -----------                             -----------------------------------
                                                                ADJUSTED   ADJUSTED                                         ADJUSTED
                                GROSS    ADJUSTED   ADJUSTED      CASH        NET                  ADJUSTED    ADJUSTED       NET
                               PROFIT     EBITDA      EBIT        FLOW      INCOME     REVENUE      EBITDA       EBIT       INCOME
                               ------     ------      ----        ----      ------     -------      ------       ----       ------
Dave & Busters Inc              12.1%      13.3%       5.2%       10.1%        2.0%      20.4%       11.6%        1.9%      -12.5%

Cec Entertainment Inc           49.2%      25.3%      19.1%       17.6%       11.5%      12.9%       15.9%       19.9%       20.4%

Total Entmt Restaurant Corp     15.0%      15.6%      10.2%       11.2%        5.8%      12.6%       38.7%      105.5%       56.0%

Champps Entmt Inc               11.0%       8.3%       4.0%        6.9%        2.5%      22.9%        NMF         NMF         NMF

Outback Steakhouse Inc          15.2%      14.7%      11.4%        9.7%        6.5%      13.7%        5.9%        3.5%        4.1%

P F Changs China Bistro Inc     15.7%      12.5%       9.1%        8.4%        4.9%      44.2%       59.0%       63.4%       60.9%

Lone Star Steakhouse Saloon     14.7%      13.4%       8.2%       10.5%        5.3%       1.0%       -4.9%       -6.4%       -1.0%

Landrys Restaurants Inc         12.1%      11.7%       6.7%        8.9%        3.9%      30.4%       30.2%       31.0%       25.3%

California Pizza Kitchen Inc    15.1%      12.7%       7.8%       10.0%        5.2%      17.9%       22.8%       24.2%      268.9%

Brinker Intl Inc                12.6%      13.0%       8.6%        9.7%        5.3%      15.0%       18.5%       22.4%       30.5%

Low                             11.0%       8.3%       4.0%        6.9%        2.5%       1.0%       -4.9%       -6.4%       -1.0%
High                            49.2%      25.3%      19.1%       17.6%       11.5%      44.2%       59.0%       63.4%       60.9%

Median                          15.0%      13.0%       8.6%        9.7%        5.3%      15.0%       20.7%       22.4%       25.3%
Mean                            17.8%      14.1%       9.5%       10.3%        5.7%      19.0%       23.3%       22.6%       28.0%

Footnotes:
* Excluded from the Range
Source: Compustat
NA - Not Available
NMF - Not Meaningful Figure
LTM - Latest Twelve Months
EBIT - Earnings Before Interest and Taxes
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization


                                                Houlihan Lokey Howard & Zukin 59

                                                           DAVE & BUSTER'S, INC.


Exhibits - Restaurant Tier


BALANCE SHEET RATIOS

(figures in millions)


                                           NET     NET                              NET       OTHER
                                 TOTAL    INCOME  INCOME  CURRENT  QUICK   A/P    WORKING      LT
                                ASSETS     ROA     ROE     RATIO   RATIO   DAYS   CAPITAL    LIAB/EV
                                ------     ---     ---     -----   -----   ----   -------    -------
Dave & Busters Inc            $  298.998    2.4%    4.5%      1.0    0.0   14.1  $   3.458      7.2%

Cec Entertainment Inc         $  476.975   14.8%   19.3%      0.7    0.4   65.4  $ (28.119)     2.4%

Total Entmt Restaurant Corp   $   47.313   10.0%   16.8%      0.4    0.1   15.6  $  (5.505)     0.1%

Champps Entmt Inc             $   93.919    4.4%    7.6%      1.2    0.8   11.2  $  (2.613)     5.8%

Outback Steakhouse Inc        $1,237.748   12.2%   15.2%      1.1    0.8    8.5  $(106.875)     1.6%

P F Changs China Bistro Inc   $  178.948   10.4%   12.5%      1.7    1.5    5.5  $ (18.099)     0.4%

Lone Star Steakhouse Saloon   $  536.538    6.3%    0.3%      2.3    2.0   10.9  $ (33.177)     1.7%

Landrys Restaurants Inc       $  722.982    4.2%    7.6%      0.8    0.3   21.2  $ (47.558)     2.6%

California Pizza Kitchen Inc  $  150.377   10.0%   12.4%      1.0    0.8    5.8  $ (21.513)     0.5%

Brinker Intl Inc              $1,764.938    9.8%   16.9%      0.5    0.2   16.8  $(153.206)     1.8%

Low                           $   47.313    4.2%    0.3%      0.4    0.1    5.5  $(153.206)     0.1%
High                          $1,764.938   14.8%   19.3%      2.3    2.0   65.4  $  (2.613)     5.8%

Median                        $  476.975   10.0%   12.5%      1.0    0.8   11.2  $ (28.119)     1.7%
Mean                          $  578.860    9.1%   12.1%      1.1    0.8   17.9  $ (46.296)     1.9%

                                            LEVERAGE
                                            --------
                                 DEBT/   DEBT/    DEBT/   INTEREST
                                EBITDA   MVE(1)   EV     COVERAGE(2)
                                ------   ------   --     -----------
Dave & Busters Inc               1.8 x    66.1%   0.4 x       6.5 x

Cec Entertainment Inc            0.1 x     1.6%   0.0 x     106.8 x

Total Entmt Restaurant Corp      1.1 x    10.8%   0.1 x      16.7 x

Champps Entmt Inc                1.8 x    13.1%   0.1 x      28.5 x

Outback Steakhouse Inc           0.1 x     0.9%   0.0 x       NMF

P F Changs China Bistro Inc      0.1 x     0.4%   0.0 x       NMF

Lone Star Steakhouse Saloon      0.0 x     0.0%   0.0 x       NMF

Landrys Restaurants Inc          2.1 x    26.1%   0.2 x      10.3 x

California Pizza Kitchen Inc     0.0 x     0.0%   0.0 x       NMF

Brinker Intl Inc                 1.3 x    13.9%   0.1 x      27.0 x

Low                              0.0 x     0.0%   0.0 x      10.3 x
High                             2.1 x    26.1%   0.2 x     106.8 x

Median                           0.1 x     1.6%   0.0 x      27.0 x
Mean                             0.7 x     7.4%   0.1 x      37.8 x

Footnotes:

* Excluded from the Range
Source: Compustat
NA - Not Available
NMF - Not Meaningful Figure
EV - Enterprise Value
MVE - Market Value of Equity
EBIT - Earnings Before Interest and Taxes
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization ROA - Return on Assets
ROE - Return on Equity
A/R - Accounts Receivable
A/P - Accounts Payable
(1)  Represents Total Interest-Bearing Debt to Market Value of Equity.
(2)  Represents EBITDA to Net Interest Expense.

                                                Houlihan Lokey Howard & Zukin 60

                                                           DAVE & BUSTER'S, INC.

EXHIBITS - RESTAURANT TIER



COMPARABLE COMPANY MARKET ANALYSIS

(figures in millions, except per share values)


                                                                               CEC       TOTAL ENTMT
                                                          DAVE & BUSTERS  ENTERTAINMENT  RESTAURANT      CHAMPPS       OUTBACK
                                                               INC             INC          CORP        ENTMT INC   STEAKHOUSE INC
                                                            ----------    ----------     ----------    ----------    ----------
GENERAL MARKET INFORMATION
Ticker Symbol                                                      DAB           CEC           TENT          CMPP           OSI
Exchange                                                          NYSE          NYSE         NASDAQ        NASDAQ          NYSE
Fiscal Year End                                                01/2002       12/2001        12/2001       06/2001       12/2001
Latest Financial Information                                  05/01/02       03/2002        03/2002       03/2002       12/2001

Closing Price as of Valuation Date                          $    10.04    $    47.22     $    13.13    $    13.15    $    39.08
20-Day Average Stock Price                                  $    10.20    $    46.46     $    12.95    $    13.24    $    36.65
52 Week Price Range
     High                                                   $    11.40    $    54.85     $    15.95    $    14.45    $    39.20
     Low                                                    $     5.19    $    30.70     $     2.19    $     5.99    $    23.95
52 Week Return                                                    14.1%       -10.7%          345.1%         56.5%         27.5%

MARKET VALUATION INFORMATION
Fully Diluted Shares                                            13.016        28.555          9.025        13.005        78.349
Closing Price as of Valuation Date                          $    10.04    $    47.22     $    13.13    $    13.15    $    39.08

Market Value of Equity (MVE)                                $  130.681    $1,348.367     $  118.505    $  171.014    $3,061.879
     plus: Total Debt (book)                                    88.169        21.584         12.825        22.488        26.593
     less: Converted Debt                                        0.000         0.000          0.000         0.000         0.000
     plus: Preferred Stock Redemption/Market/Liq. Value          0.000         0.000          0.000         0.000         0.000
     less: Converted Preferred                                   0.000         0.000          0.000         0.000         0.000
     less: Cash & Cash Equivalents (book)                        1.624        12.465          0.910         8.437       136.238
     plus: Minority Interest in Subsidiaries                     0.000         0.000          0.000         0.000        44.936
                                                            ----------    ----------     ----------    ----------    ----------
Enterprise Value                                            $  217.226    $1,357.486     $  130.420    $  185.065    $2,997.170
                                                            ==========    ==========     ==========    ==========    ==========


                                                              P F CHANGS     LONE STAR      LANDRYS      CALIFORNIA
                                                             CHINA BISTRO    STEAKHOUSE   RESTAURANTS   PIZZA KITCHEN  BRINKER INTL
                                                                 INC           SALOON         INC            INC           INC
                                                             ----------      ----------    ----------    ----------   ----------
GENERAL MARKET INFORMATION
Ticker Symbol                                                      PFCB            STAR           LNY          CPKI          EAT
Exchange                                                         NASDAQ          NASDAQ          NYSE        NASDAQ         NYSE
Fiscal Year End                                                 12/2001         12/2001       12/2001       12/2001      06/2001
Latest Financial Information                                    03/2002         03/2002       03/2002       03/2002      03/2002

Closing Price as of Valuation Date                           $    38.86      $    21.73    $    24.66    $    23.40   $    34.50
20-Day Average Stock Price                                   $    38.04      $    20.69    $    26.62    $    23.52   $    34.17
52 Week Price Range
     High                                                    $    40.22      $    21.95    $    29.10    $    27.30   $    36.00
     Low                                                     $    16.15      $     8.51    $    11.82    $    14.21   $    21.30
52 Week Return                                                     92.0%           69.0%         64.4%       -13.3%         25.5%

MARKET VALUATION INFORMATION
Fully Diluted Shares                                             25.993          24.755        28.886        18.820      100.683
Closing Price as of Valuation Date                           $    38.86      $    21.73    $    24.66    $    23.40   $    34.50

Market Value of Equity (MVE)                                 $1,010.094      $  537.926    $  712.333    $  440.376   $3,473.548
     plus: Total Debt (book)                                      4.357           0.000       186.254         0.000      481.420
     less: Converted Debt                                         0.000           0.000         0.000         0.000        0.000
     plus: Preferred Stock Redemption/Market/Liq. Value           0.000           0.000         0.000         0.000        0.000
     less: Converted Preferred                                    0.000           0.000         0.000         0.000        0.000
     less: Cash & Cash Equivalents (book)                        35.824         102.046        20.081        20.327       23.127
     plus: Minority Interest in Subsidiaries                      1.955           0.000         0.000         0.000        0.000
                                                             ----------      ----------    ----------    ----------   ----------
Enterprise Value                                             $  980.582      $  435.880    $  878.506    $  420.049   $3,931.841
                                                             ==========      ==========    ==========    ==========   ==========


                                                Houlihan Lokey Howard & Zukin 61

                                                           DAVE & BUSTER'S, INC.

EXHIBITS - RESTAURANT TIER



CASH AND WORKING CAPITAL

(figures in millions)

                                                                       LATEST TWELVE MONTHS
                                                                       --------------------
                                                                                                          NET
                                                                                                       DEBT-FREE
                                                     NET DEBT-FREE                          WORKING     WORKING       CASH TO ONE
                                CASH &      WORKING     WORKING                 CASH TO     CAPITAL    CAPITAL TO    MONTH OPERATING
                              EQUIVALENTS   CAPITAL    CAPITAL (A)   REVENUES  REVENUES   TO REVENUES  REVENUES (1)    EXPENSES (2)
                              -----------   -------    -----------   --------  --------   -----------  ------------    ------------

Dave & Busters Inc              $  1.6     ($  1.1)     $   3.5     $  367.0      0.4%       -0.3%            0.9%        77.6%
Cec Entertainment Inc           $ 12.5     ($ 15.8)     ($ 28.1)    $  571.5      2.2%       -2.8%           -4.9%         87.1%
Total Entmt Restaurant Corp     $  0.9     ($  4.6)     ($  5.5)    $   76.6      1.2%       -6.0%           -7.2%        255.2%
Champps Entmt Inc               $  8.4     $   3.0      ($  2.6)    $  149.7      5.6%        2.0%           -1.7%        980.6%
Outback Steakhouse Inc          $136.2     $  16.6      ($106.9)    $2,127.1      6.4%        0.8%           -5.0%       1870.4%
P F Changs China Bistro Inc     $ 35.8     $  16.2      ($ 18.1)    $  343.9     10.4%        4.7%           -5.3%       1893.9%
Lone Star Steakhouse Saloon     $102.0     $  68.9      ($ 33.2)    $  603.1     16.9%       11.4%           -5.5%       1354.8%
Landrys Restaurants Inc         $ 20.1     ($ 27.5)     ($ 47.6)    $  762.9      2.6%       -3.6%           -6.2%        583.6%
California Pizza Kitchen Inc    $ 20.3     ($  1.2)     ($ 21.5)    $  262.5      7.7%       -0.5%           -8.2%       1273.8%
Brinker Intl Inc                $ 23.1     ($146.5)     ($153.2)    $2,837.8      0.8%       -5.2%           -5.4%        241.7%
                                ------     -------      -------     --------     ----        ----             ---        ------
Median                                                                            4.1%       -0.4%           -5.3%        782.1%
Mean                                                                              5.4%        0.1%           -4.9%        861.9%
                                ------     -------      -------     --------     ----        ----             ---        ------


                                                                          FISCAL YEAR END
                                                                          ---------------
                                                                                                          NET
                                                                                                       DEBT-FREE
                                                     NET DEBT-FREE                          WORKING     WORKING       CASH TO ONE
                                CASH &      WORKING     WORKING                 CASH TO     CAPITAL    CAPITAL TO    MONTH OPERATING
                              EQUIVALENTS   CAPITAL    CAPITAL (1)   REVENUES  REVENUES   TO REVENUES  REVENUES (1)    EXPENSES (2)
                              -----------   -------    -----------   --------  --------   -----------  ------------    ------------


Dave & Busters Inc               $  4.5     ($  4.5)    ($  3.5)    $  358.0      1.3%       -1.3%           -1.0%        215.0%
Cec Entertainment Inc            $  3.7     ($  9.0)    ($ 12.6)    $  562.0      0.7%       -1.6%           -2.2%         25.9%
Total Entmt Restaurant Corp      $  1.3     ($  5.2)    ($  6.5)    $   71.0      1.9%       -7.3%           -9.2%        404.7%
Champps Entmt Inc                $  2.0     ($  3.3)    ($  3.9)    $  133.3      1.5%       -2.5%           -2.9%        314.6%
Outback Steakhouse Inc           $136.2     $  16.6     ($106.9)    $2,127.1      6.4%        0.8%           -5.0%       2034.3%
P F Changs China Bistro Inc      $ 34.1     $  10.3     ($ 23.3)    $  318.8     10.7%        3.2%           -7.3%       1906.9%
Lone Star Steakhouse Saloon      $ 82.9     $  48.3     ($ 34.6)    $  598.0     13.9%        8.1%           -5.8%       2369.5%
Landrys Restaurants Inc          $ 31.1     ($  6.0)    ($ 37.1)    $  746.6      4.2%       -0.8%           -5.0%        918.6%
California Pizza Kitchen Inc     $ 19.8     ($  1.5)    ($ 21.3)    $  249.3      7.9%       -0.6%           -8.5%       1293.6%
Brinker Intl Inc                 $ 13.3     ($104.3)    ($100.0)    $2,473.7      0.5%       -4.2%           -4.0%        146.4%
                                ------     -------      -------     --------     ----        ----             ---        ------
Median                                                                            3.0%       -1.0%           -5.0%        661.7%
Mean                                                                              4.9%       -0.6%           -5.1%        963.0%
                                ------     -------      -------     --------     ----        ----             ---        ------

Footnotes:

*    Excluded from the Range

(1) Net Debt-Free Working Capital equals current assets less cash less current liabilities less current debt.

(2) One Month Operating Expense equals LTM operating expenses divided by twelve.


                                                Houlihan Lokey Howard & Zukin 62

                                                           DAVE & BUSTER'S, INC.

EXHIBITS - RESTAURANT TIER



MARKET PERFORMANCE PARAMETERS

(figures in millions)


                                CURRENT

                                STOCK PRICE    FULLY DILUTED    MARKET
                              PER SHARE AS OF      SHARES       VALUE    ENTERPRISE    PRICE / EARNINGS       PRICE / CASH FLOW
                                  5/24/02       OUTSTANDING   OF EQUITY     VALUE      ----------------       -----------------
                                  -------       -----------   ---------     -----        LTM        NFY        LTM        NFY
                                                                                         ---        ---        ---        ---
Dave & Busters Inc                 $10.04        13.292       $  133.5     $  220.0    18.0 x      16.0 x      3.6 x      3.2 x

Cec Entertainment Inc              $47.22        28.555       $1,348.4     $1,357.5    20.6 x      18.3 x     13.4 x     12.4 x

Total Entmt Restaurant Corp        $13.13         9.025       $  118.5     $  130.4    26.6 x      18.4 x     13.8 x     11.2 x

Champps Entmt Inc                  $13.15        13.005       $  171.0     $  185.1    44.9 x          NA     16.6 x         NA

Outback Steakhouse Inc             $39.08        78.349       $3,061.9     $2,997.2    22.3 x      18.8 x     14.8 x     13.2 x

P F Changs China Bistro Inc        $38.86        25.993       $1,010.1     $  980.6    59.9 x      49.2 x     35.2 x     31.2 x

Lone Star Steakhouse Saloon        $21.73        24.755       $  537.9     $  435.9    16.7 x      14.0 x      8.5 x      7.7 x

Landrys Restaurants Inc            $24.66        28.886       $  712.3     $  878.5    24.2 x      17.5 x     10.5 x      9.0 x

California Pizza Kitchen Inc       $23.40        18.820       $  440.4     $  420.0    32.3 x      27.7 x     16.7 x     15.4 x

Brinker Intl Inc                   $34.50       100.683       $3,473.5     $3,931.8    23.0 x      18.2 x     12.6 x     11.0 x

                                   ------       -------       --------     --------    ----        ----       ----       ----
Low                                                                                    16.7 x      14.0 x      8.5 x      7.7 x
High                                                                                   44.9 x      27.7 x     16.7 x     15.4 x

Median                                                                                 23.6 x      18.3 x     13.6 x     11.2 x
Mean                                                                                   26.3 x      19.0 x     13.4 x     11.4 x
                                   ------       -------       --------     --------    ----        ----       ----       ----



                                                           EV /
                                  EV / EBITDA         (EBITDA-CAPEX)      EV / EBIT     EV / REVENUE
                               --------------         --------------      ---------     ------------
                                LTM       NFY         LTM        NFY         LTM            LTM
                                ---       ---         ---        ---         ---            ---

Dave & Busters Inc               4.5 x     4.1 x       27.7 x     9.1 x      11.5 x        0.60 x

Cec Entertainment Inc            9.4 x     8.5 x       36.7 x    25.7 x      12.4 x        2.38 x

Total Entmt Restaurant Corp     10.9 x     8.4 x   -1,133.8 x    36.6 x      16.8 x        1.70 x

Champps Entmt Inc               14.9 x        NA      -22.0 x        NA      31.1 x        1.24 x

Outback Steakhouse Inc           9.6 x    10.3 x       27.0 x    33.6 x      12.3 x        1.41 x

P F Changs China Bistro Inc     22.7 x    26.5 x      133.2 x   838.4 x      31.4 x        2.85 x

Lone Star Steakhouse Saloon      5.4 x     4.6 x        5.7 x     4.8 x       8.8 x        0.72 x

Landrys Restaurants Inc          9.8 x     7.6 x       44.3 x    19.3 x      17.2 x        1.15 x

California Pizza Kitchen Inc    12.6 x    10.7 x     -502.5 x    81.6 x      20.5 x        1.60 x

Brinker Intl Inc                10.7 x     8.6 x      142.2 x    34.2 x      16.1 x        1.39 x

                                ----       ---        -----      ----        ----          ----
Low                              5.4 x     4.6 x        5.7 x     4.8 x       8.8 x        0.72 x
High                            14.9 x    10.7 x       44.3 x    36.6 x      31.1 x        2.38 x

Median                          10.2 x     8.5 x       31.9 x    29.7 x      16.4 x        1.40 x
Mean                            10.4 x     8.4 x       28.4 x    25.7 x      16.9 x        1.45 x
                                ----       ---        -----      ----        ----          ----


Footnotes:

*    Excluded from the Range

Source: Compustat
NA - Not Available
NMF - Not Meaningful Figure
LTM - Latest Twelve Months
EV - Enterprise Value
EBIT - Earnings Before Interest and Taxes
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization P/E - Price to Earnings


                                                Houlihan Lokey Howard & Zukin 63

                                                           DAVE & BUSTER'S, INC.

EXHIBITS - RESTAURANT TIER



COMPARABLE VOLUME AND TRADING STATISTICS

(figures in millions)


                                                          FLOAT /    AVG. DAILY                  DAILY VALUE
                                             SHARES        SHRS      VOLUME - 90   AVG. PRICE -  TRADED - 90  INSTIUTIONAL  ANALYST
                                  FLOAT    OUTSTANDING  OUTSTANDING    DAYS (1)    90 DAYS (1)    DAYS (1)     HOLDERS      COVERAGE
                                  -----    -----------  -----------    --------    -----------    --------     -------      --------

Brinker Intl Inc                  97.730      98.019       99.71%          0.884       $  33.1    $ 29.31         728         21

Outback Steakhouse Inc            66.130      77.216       85.64%          0.509       $  35.9    $ 18.28         497         15

Cec Entertainment Inc             27.620      27.969       98.75%          0.190       $  46.9    $  8.91         453         12

Landrys Restaurants Inc           25.520      27.836       91.68%          0.259       $  25.6    $  6.61         270          6

Lone Star Steakhouse Saloon       22.360      24.755       90.33%          0.356       $  20.2    $  7.21         253          1

P F Changs China Bistro Inc       17.100      24.223       70.59%          0.709       $  30.5    $ 21.60         337         12

California Pizza Kitchen Inc      14.540      18.542       78.42%          0.144       $  23.1    $  3.32         184         12

DAVE & BUSTERS INC                10.240      13.267       77.18%          0.093       $  10.2    $  0.95          65          1

Champps Entmt Inc                 10.120      12.171       83.15%          0.040       $  12.7    $  0.51          45          5

Total Entmt Restaurant Corp        3.740       8.837       42.32%          0.116       $  10.1    $  1.18          17          0

                                  ------      ------       ------          -----       -------    --------        ---        ---
Low                                                        42.32%          0.040                  $  0.51          17          0
High                                                       99.71%          0.884                  $ 29.31         728         21

Median                                                     85.64%          0.259                  $  7.21         270         12
Mean                                                       82.29%          0.357                  $ 10.77         309          9
                                  ------      ------       ------          -----       -------    --------        ---        ---


                                                Houlihan Lokey Howard & Zukin 64

                                                           DAVE & BUSTER'S, INC.

EXHIBITS - RESTAURANT TIER


RISK ANALYSIS RANKINGS

                     SIZE
             (Revenue, millions)

Brinker Intl Inc                    $ 2,837.8
Outback Steakhouse Inc              $ 2,127.1
Landrys Restaurants Inc             $   762.9
Lone Star Steakhouse Saloon         $   603.1
Cec Entertainment Inc               $   571.5
Dave & Busters Inc                  $   367.0
P F Changs China Bistro Inc         $   343.9
California Pizza Kitchen Inc        $   262.5
Champps Entmt Inc                   $   149.7
Total Entmt Restaurant Corp         $    76.6

                     SIZE
         (Enterprise Value, millions)

Brinker Intl Inc                    $ 3,931.8
Outback Steakhouse Inc              $ 2,997.2
Cec Entertainment Inc               $ 1,357.5
P F Changs China Bistro Inc         $   980.6
Landrys Restaurants Inc             $   878.5
Lone Star Steakhouse Saloon         $   435.9
California Pizza Kitchen Inc        $   420.0
Dave & Busters Inc                  $   220.0
Champps Entmt Inc                   $   185.1
Total Entmt Restaurant Corp         $   130.4

              HISTORICAL GROWTH
               (2-Year Revenue)

P F Changs China Bistro Inc             44.2%
Landrys Restaurants Inc                 30.4%
Champps Entmt Inc                       22.9%
Dave & Busters Inc                      20.4%
California Pizza Kitchen Inc            17.9%
Brinker Intl Inc                        15.0%
Outback Steakhouse Inc                  13.7%
Cec Entertainment Inc                   12.9%
Total Entmt Restaurant Corp             12.6%
Lone Star Steakhouse Saloon              1.0%

              HISTORICAL GROWTH
               (1-Year Revenue)

Landrys Restaurants Inc                 43.3%
P F Changs China Bistro Inc             35.7%
Total Entmt Restaurant Corp             26.7%
Champps Entmt Inc                       21.8%
California Pizza Kitchen Inc            18.2%
Brinker Intl Inc                        14.5%
Outback Steakhouse Inc                  11.6%
Cec Entertainment Inc                   11.1%
Dave & Busters Inc                       7.7%
Lone Star Steakhouse Saloon              3.8%

               PROJECTED GROWTH
               (1-Year Revenue)

Dave & Busters Inc                         NA
Cec Entertainment Inc                      NA
Total Entmt Restaurant Corp                NA
Champps Entmt Inc                          NA
Outback Steakhouse Inc                     NA
P F Changs China Bistro Inc                NA
Lone Star Steakhouse Saloon                NA
Landrys Restaurants Inc                    NA
California Pizza Kitchen Inc               NA
Brinker Intl Inc                           NA

              HISTORICAL GROWTH
               (2-Year EBITDA)

Champps Entmt Inc                         NMF
P F Changs China Bistro Inc             59.0%
Total Entmt Restaurant Corp             38.7%
Landrys Restaurants Inc                 30.2%
California Pizza Kitchen Inc            22.8%
Brinker Intl Inc                        18.5%
Cec Entertainment Inc                   15.9%
Dave & Busters Inc                      11.6%
Outback Steakhouse Inc                   5.9%
Lone Star Steakhouse Saloon             -4.9%

              HISTORICAL GROWTH
               (1-Year EBITDA)

Champps Entmt Inc                         NMF
P F Changs China Bistro Inc             43.2%
Total Entmt Restaurant Corp             43.0%
Landrys Restaurants Inc                 31.9%
Lone Star Steakhouse Saloon             22.5%
Brinker Intl Inc                        15.2%
California Pizza Kitchen Inc            14.8%
Cec Entertainment Inc                   10.9%
Outback Steakhouse Inc                   2.0%
Dave & Busters Inc                      -9.9%

               PROJECTED GROWTH
               (1-Year EBITDA)

Champps Entmt Inc                          NA
Total Entmt Restaurant Corp             43.9%
Brinker Intl Inc                        37.3%
Landrys Restaurants Inc                 34.6%
Lone Star Steakhouse Saloon             33.7%
California Pizza Kitchen Inc            23.7%
Cec Entertainment Inc                   13.3%
Dave & Busters Inc                      10.2%
Outback Steakhouse Inc                  -7.0%
P F Changs China Bistro Inc             -7.7%

               PROJECTED GROWTH
                 (5-Year EPS)

Dave & Busters Inc                         NA
Total Entmt Restaurant Corp                NA
P F Changs China Bistro Inc             30.0%
Champps Entmt Inc                       25.0%
California Pizza Kitchen Inc            25.0%
Cec Entertainment Inc                   20.0%
Brinker Intl Inc                        16.5%
Outback Steakhouse Inc                  15.0%
Landrys Restaurants Inc                 12.5%
Lone Star Steakhouse Saloon             10.0%

                PROFITABILITY
              (EBIT to Revenue)

Cec Entertainment Inc                   19.1%
Outback Steakhouse Inc                  11.4%
Total Entmt Restaurant Corp             10.2%
P F Changs China Bistro Inc              9.1%
Brinker Intl Inc                         8.6%
Lone Star Steakhouse Saloon              8.2%
California Pizza Kitchen Inc             7.8%
Landrys Restaurants Inc                  6.7%
Dave & Busters Inc                       5.2%
Champps Entmt Inc                        4.0%

                PROFITABILITY
             (EBITDA to Revenue)

Cec Entertainment Inc                   25.3%
Total Entmt Restaurant Corp             15.6%
Outback Steakhouse Inc                  14.7%
Lone Star Steakhouse Saloon             13.4%
Dave & Busters Inc                      13.3%
Brinker Intl Inc                        13.0%
California Pizza Kitchen Inc            12.7%
P F Changs China Bistro Inc             12.5%
Landrys Restaurants Inc                 11.7%
Champps Entmt Inc                        8.3%

            RELATIVE DEPRECIATION
           (Depreciation to EBITDA)

Dave & Busters Inc                      60.6%
Champps Entmt Inc                       52.1%
Landrys Restaurants Inc                 42.9%
Lone Star Steakhouse Saloon             38.6%
California Pizza Kitchen Inc            38.3%
Total Entmt Restaurant Corp             34.7%
Brinker Intl Inc                        33.8%
P F Changs China Bistro Inc             27.6%
Cec Entertainment Inc                   24.4%
Outback Steakhouse Inc                  22.1%

             INTERNAL INVESTMENT
      (Capital Expenditures to Revenue)

Cec Entertainment Inc                   18.8%
Total Entmt Restaurant Corp             15.7%
Champps Entmt Inc                       13.9%
California Pizza Kitchen Inc            13.0%
Brinker Intl Inc                        12.0%
Dave & Busters Inc                      11.1%
P F Changs China Bistro Inc             10.4%
Outback Steakhouse Inc                   9.5%
Landrys Restaurants Inc                  9.1%
Lone Star Steakhouse Saloon              0.6%

                  LIQUIDITY
               (Current Ratio)

Lone Star Steakhouse Saloon               2.3
P F Changs China Bistro Inc               1.7
Champps Entmt Inc                         1.2
Outback Steakhouse Inc                    1.1
Dave & Busters Inc                        1.0
California Pizza Kitchen Inc              1.0
Landrys Restaurants Inc                   0.8
Cec Entertainment Inc                     0.7
Brinker Intl Inc                          0.5
Total Entmt Restaurant Corp               0.4

                   LEVERAGE
                 (Debt to EV)

Dave & Busters Inc                      40.1%
Landrys Restaurants Inc                 21.2%
Brinker Intl Inc                        12.2%
Champps Entmt Inc                       12.2%
Total Entmt Restaurant Corp              9.8%
Cec Entertainment Inc                    1.6%
Outback Steakhouse Inc                   0.9%
P F Changs China Bistro Inc              0.4%
Lone Star Steakhouse Saloon              0.0%
California Pizza Kitchen Inc             0.0%


                                                Houlihan Lokey Howard & Zukin 65

                                                           DAVE & BUSTER'S, INC.

EXHIBITS - RESTAURANT TIER


D&B FINANCIAL INFORMATION

INCOME STATEMENT
                                                      LTM           YTD         YTD - 1       FYE          FYE - 1      FYE - 2
                                                    --------      --------     --------     --------      --------     --------
                                                     05/2002       05/2002      05/2001      01/2002       01/2001      01/2000
                                                    --------      --------     --------     --------      --------     --------
Revenue                                             $367.041      $ 97.242     $ 88.210     $358.009      $332.303     $247.134
Cost of Goods Sold (includes D&A)                    322.781        84.379       74.679      313.081       278.987      207.138
Non-Recurring Items in COGS                            0.000         0.000        0.000        0.000         0.000        0.000
                                                    --------      --------     --------     --------      --------     --------
  GROSS PROFIT                                      $ 44.260      $ 12.863     $ 13.531     $ 44.928      $ 53.316     $ 39.996
Selling, General & Administrative                     25.119         6.263        6.375       25.231        25.350       21.041
Non-Recurring Items in SG&A                            0.000         0.000        0.000        0.000         0.000        0.000
                                                    --------      --------     --------     --------      --------     --------
  REPORTED OPERATING INCOME (EBIT)                  $ 19.141      $  6.600     $  7.156     $ 19.697      $ 27.966     $ 18.955
Interest Expense                                       7.548         2.008        2.322        7.862         8.712        3.339
Interest (Income)                                     (0.042)        0.000        0.000       (0.042)        0.000        0.000
Other                                                  0.000         0.000        0.000        0.000         0.000        0.000
Non-Operating One-time Items                           0.000         0.000        0.000        0.000         0.000        0.000
                                                    --------      --------     --------     --------      --------     --------
  REPORTED PRE-TAX INCOME                           $ 11.635      $  4.592     $  4.834     $ 11.877      $ 19.254     $ 15.616
Minority Interest                                      0.000         0.000        0.000        0.000         0.000        0.000
Income Taxes                                           4.225         1.676        1.750        4.299         7.009        5.724
                                                    --------      --------     --------     --------      --------     --------
  REPORTED NET INCOME FROM CONTINUING OPERATIONS    $  7.410      $  2.916     $  3.084     $  7.578      $ 12.245     $  9.892
Preferred Dividends                                    0.000         0.000        0.000        0.000         0.000        0.000
                                                    --------      --------     --------     --------      --------     --------
  REPORTED NET INCOME AVAILABLE TO COMMON EQUITY    $  7.410      $  2.916     $  3.084     $  7.578      $ 12.245     $  9.892
                                                    ========      ========     ========     ========      ========     ========
Implied Tax Rate                                        36.3%         36.5%        36.2%        36.2%         36.4%        36.7%
Selected Tax Rate                                       40.0%         40.0%        40.0%        40.0%         40.0%        40.0%


ADJUSTED INCOME STATEMENT
Reported Operating Income (EBIT)                    $ 19.141      $  6.600     $  7.156     $ 19.697      $ 27.966     $ 18.955
  Non-Recurring Operating Items                        0.000         0.000        0.000        0.000         0.000        0.000
  Recurring Other Expense/(Income)                     0.000         0.000        0.000        0.000         0.000        0.000
                                                    --------      --------     --------     --------      --------     --------
ADJUSTED EBIT                                       $ 19.141      $  6.600     $  7.156     $ 19.697      $ 27.966     $ 18.955
  Depreciation & Amortization                         29.497         7.555        6.751       28.693        25.716       19.884
                                                    --------      --------     --------     --------      --------     --------
ADJUSTED EBITDA                                     $ 48.638      $ 14.155     $ 13.907     $ 48.390      $ 53.682     $ 38.839

Reported Net Income Available to Common Equity      $  7.410      $  2.916     $  3.084     $  7.578      $ 12.245     $  9.892
Total Special Items                                    0.000         0.000        0.000        0.000         0.000        0.000
ADJUSTED NET INCOME AVAILABLE TO COMMON EQUITY      $  7.410      $  2.916     $  3.084     $  7.578      $ 12.245     $  9.892
  Depreciation & Amortization                         29.497         7.555        6.751       28.693        25.716       19.884
                                                    --------      --------     --------     --------      --------     --------
ADJUSTED CASH FLOW                                  $ 36.907      $ 10.471     $  9.835     $ 36.271      $ 37.961     $ 29.776


                                                Houlihan Lokey Howard & Zukin 66

                                                           DAVE & BUSTER'S, INC.

EXHIBITS - RESTAURANT TIER


D&B FINANCIAL INFORMATION (CONTINUED)

BALANCE SHEET
                                                       05/2002                 05/2001     01/2002     01/2001      01/2000
Cash and Marketable Securities                        $  1.624                $  1.672    $  4.521    $  3.179     $  3.091
Accounts Receivable                                      0.000                   0.000       0.000       0.000        0.000
Inventories                                             26.058                  22.960      25.964      21.758       16.243
Other Current Assets                                     6.257                   7.186       3.887       5.450        7.686
                                                      --------                --------    --------    --------     --------
   Total Current Assets                               $ 33.939                $ 31.818    $ 34.372    $ 30.387     $ 27.020
Plant, Property & Equipment, net                       256.127                 262.666     258.302     260.467      232.216
Intangibles                                              0.000                   7.381       7.096       7.445        7.826
Other Assets                                             8.932                   5.745       9.364       5.576        1.122
                                                      --------                --------    --------    --------     --------
   Total Assets                                       $298.998                $307.610    $309.134    $303.875     $268.184
                                                      ========                ========    ========    ========     ========

Accounts Payable                                      $ 14.081                $ 10.884    $ 15.991    $  9.291     $ 11.868
Current Debt Obligations                                 6.200                   4.125       5.500       4.124        0.000
Other Current Liabilities                               14.776                  11.166      17.359      11.846        6.195
                                                      --------                --------    --------    --------     --------
   Total Current Liabilities                          $ 35.057                $ 26.175    $ 38.850    $ 25.261     $ 18.063
Long-Term Debt                                          81.969                 103.422      84.896     103.860       91.000
Other Liabilities                                       15.813                  12.542      15.242      12.367        9.222
                                                      --------                --------    --------    --------     --------
   Total Liabilities                                  $132.839                $142.139    $138.988    $141.488     $118.285
Minority Interest                                        0.000                   0.000       0.000       0.000        0.000
Preferred Securities                                     0.000                   0.000       0.000       0.000        0.000
Shareholder's Equity                                   166.159                 165.471     170.146     162.387      149.899
                                                      --------                --------    --------    --------     --------
   Total Liabilities & Shareholder's Equity           $298.998                $307.610    $309.134    $303.875     $268.184
                                                      ========                ========    ========    ========     ========
STATEMENT OF CASH FLOWS

Depreciation & Amortization                           $ 29.497    $  7.555    $  6.751    $ 28.693    $ 25.716     $ 19.884
Capital Expenditures                                  $ 40.693    $  5.377    If FYE = LMT, then           574     $ 73.798
Acquisition Capital Expenditures                      $  0.000    $  0.000    re-link the 3-Year           000     $  0.000
Capital Expenditures                          2002    $  29.05                Average to exclude the


                                                Houlihan Lokey Howard & Zukin 67

                                                           DAVE & BUSTER'S, INC.

EXHIBITS - RESTAURANT TIER


D&B FINANCIAL INFORMATION (CONTINUED)

ENTERPRISE VALUE CALCULATION

Basic Shares                                 12.956
Dilutive Shares (from EPS Note)               0.336
Fully Diluted Shares                         13.292
Current Price                              $  10.04
                                           --------
Market Value of Equity                     $133.452
Minority Interest                             0.000
Book Debt                                    88.169
  Assumed Converted Debt                      0.000
Preferred Liquidation/Redemption Value        0.000
  Assumed Converted Preferreds                0.000
  Cash and Cash Equivalents                   1.624
Enterprise Value                           $219.997
                                           ========

MULTIPLE CALCULATION/PROJECTIONS

                    3-YEAR AVG.          FYE          LTM          NFY        NFY+1
                    -----------          ---          ---          ---        -----
Revenue                $312.482     $358.009     $367.041           NA           NA
EBITDA                 $ 46.970     $ 48.390     $ 48.638     $ 53.316      #DIV/0!
EBIT                   $ 22.206     $ 19.697     $ 19.141     $ 20.465      #DIV/0!
Total Assets           $290.134     $304.613     $297.374           NA           NA
Earnings               $  9.905     $  7.578     $  7.410     $  8.329      #DIV/0!
EPS (diluted)          $   0.75     $   0.57     $   0.56                   #DIV/0!
Cash Flow              $ 34.669     $ 36.271     $ 36.907     $ 41.180      #DIV/0!
Book Equity            $153.355     $163.050     $166.159           NA           NA

EV/Revenue                0.70x        0.61x        0.60x      #VALUE!      #VALUE!
EV/EBITDA                  4.7x         4.5x         4.5x         4.1x      #DIV/0!
EV/EBIT                    9.9x        11.2x        11.5x        10.7x      #DIV/0!
EV/Total Assets           0.76x        0.72x        0.74x      #VALUE!      #VALUE!
P/E                       13.5x        17.6x        18.0x        16.0x      #DIV/0!
P/CF                       3.8x         3.7x         3.6x         3.2x      #DIV/0!
P/NBV                      0.9x         0.8x         0.8x      #VALUE!      #VALUE!

Dollars in:            millions
Tax Rate:                 40.0%
Exchange Rate:          $1.0000

Ticker:                     DAB
5-YR EPS:                    NA
Levered Beta               0.90

INDUSTRY METRICS

EV/(EBITDA-CAPEX)                     27.7x
Price/(Cash Flow-Capex)              -35.2x
EV/(EBITDA-CAPEX)-NF                   9.06x

LTM MARGINS
Gross Profit                          12.1%
EBITDA                                13.3%
EBIT                                   5.2%
Cash Flow                             10.1%
Net Income                             2.0%

MISCELLANEOUS CALCULATIONS
Relative Depreciation                 60.6%
Capex/Revenue                         11.1%
Intangibles/Market Value of            0.0%

GROWTH RATE

2-Year Revenue (Hist.)                20.4%
1-Year Revenue (Hist.)                 7.7%
2-Year Gross Profit (Hist.)            6.0%
2-Year EBITDA (Hist.)                 11.6%
1-Year EBITDA (Hist.)                 -9.9%
2-Year EBIT (Hist.)                    1.9%
2-Year Net Income (Hist.)            -12.5%
2-Year D&A (Hist.)                    20.1%
2-Year Capex (Hist.)                 -22.6%
1-Year Revenue (Proj.)                   NA
1-Year EBITDA (Proj.)                 10.2%
5-Year EPS Growth                        NA

LEVERAGE RATIOS
Debt/EBITDA                            1.8x
Debt/MVE                              66.1%
Debt/EV                               40.1%
Interest Coverage                      6.5x

        ACTIVATE BUILD-UP METHOD (Y/N)
                      Y

EARNINGS         EBIT         EBITDA
--------         ----         ------
$7.578         $19.697       $48.390
$7.410         $19.141       $48.638
$0.000         $ 7.548       $37.045


                                                Houlihan Lokey Howard & Zukin 68

                                                           DAVE & BUSTER'S, INC.

EXHIBITS - RESTAURANT TIER


D&B FINANCIAL INFORMATION (CONTINUED)

COMMON SIZE
Accounts Receivable                    0.0%
Inventory                              8.7%
Plants, Property & Equip.             85.7%
Accounts Payable                       4.7%
Interest-Bearing Debt                 29.5%
Tangible Book Value                   55.6%

ACTIVITY RATIOS
Return on Assets                       2.4%
Return on Comm. Equity                 4.5%
Current Ratio                           1.0
Quick Ratio                             0.0
Inventory Turnover                     13.2
Accounts Receivable Days            #DIV/0!
Accounts Payable Days                  14.1
Net Working Capital                  $3.458
Other L-T Liab. / EV                   7.2%

PRICING INFORMATION
Current Price                        $10.04
52 Week High Price                   $11.40
52 Week High Date                   3/21/02
52 Week Low Price                     $5.19
52 Week Low Date                    9/21/01
20-Day Moving Average                $10.20
Cash Dividends                        $0.00
Exchange Name                          NYSE
Prior Period Close Price              $8.80
Prior Period 20-Day Moving            $8.92

                                                Houlihan Lokey Howard & Zukin 69